UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Soliciting Material Pursuant to §240.14a-12

CIRCOR INTERNATIONAL, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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25 Corporate Drive, Suite 130

Burlington, MA 01803

(781) 270-1200

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, April 29, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2009: The Proxy Statement, 2008 Annual Report and Form of Proxy are available for viewing, printing and downloading at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=12660

NOTICE IS HEREBY GIVEN that the Annual Meeting (the “Annual Meeting”) of Stockholders of CIRCOR International, Inc. (the “Company”) will be held on Wednesday, April 29, 2009, at 11:30 a.m. Eastern Daylight Savings Time, at the offices of the Company’s subsidiary, Circor Instrumentation Technologies, Inc., 405 Centura Court, Spartanburg, South Carolina. The Annual Meeting is being called for the purpose of considering and voting upon:

1.	The election of three Class I Directors for a term of three years each;

2.	Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

3.	Such other business as may properly come before the Annual Meeting and any adjournments or postponements thereof.

The Board of Directors has fixed the close of business on March 11, 2009 as the record date for determination of stockholders entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof. Only holders of record of the Company’s common stock, par value $.01 per share, at the close of business on that date will be entitled to notice of, and to vote at, the Annual Meeting and any adjournments or postponements thereof.

In the event there are not sufficient shares to be voted in favor of any of the foregoing proposals at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit further solicitation of proxies.

Directions to the offices of Circor Instrumentation Technologies, Inc. are included on the outside back cover of this Proxy Statement.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. YOUR PROXY IS REVOCABLE UP TO THE TIME IT IS VOTED, AND, IF YOU ATTEND THE ANNUAL MEETING, YOU MAY VOTE IN PERSON EVEN IF YOU HAVE PREVIOUSLY RETURNED YOUR PROXY CARD.

By Order of the Board of Directors

Alan J. Glass
Secretary

Burlington, Massachusetts

March 25, 2009

25 Corporate Drive, Suite 130

Burlington, MA 01803

PROXY STATEMENT

ANNUAL MEETING OF STOCKHOLDERS

To Be Held on Wednesday, April 29, 2009

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on April 29, 2009: The Proxy Statement, 2008 Annual Report and Form of Proxy are available for viewing, printing and downloading at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=12660

This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of CIRCOR International, Inc. (the “Company”) for use at the Annual Meeting of Stockholders of the Company to be held on Wednesday, April 29, 2009, at 11:30 a.m. Eastern Daylight Savings Time, and any adjournments or postponements thereof (the “Annual Meeting”). The Annual Meeting will be held at the offices of the Company’s subsidiary, Circor Instrumentation Technologies, Inc., 405 Centura Court, Spartanburg, South Carolina.

At the Annual Meeting, the stockholders of the Company will be asked to consider and vote upon the following matters:

1.	The election of three Class I Directors for a three-year term each, such term to continue until the Annual Meeting of Stockholders in 2012 and until each such Director’s successor is duly elected and qualified;

2.	Ratification of the selection by the Audit Committee of the Company’s Board of Directors of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009; and

3.	Such other business as may properly come before the meeting and any adjournments or postponements thereof.

The Notice of Annual Meeting, Proxy Statement and Proxy Card are first being mailed to stockholders of the Company on or about March 25, 2009 in connection with the solicitation of proxies for the Annual Meeting. The Board of Directors has fixed the close of business on March 11, 2009 as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting (the “Record Date”). Only holders of record of the Company’s common stock, par value $.01 per share (the “Common Stock”), at the close of business on the Record Date will be entitled to notice of, and to vote at, the Annual Meeting. As of the Record Date, there were 16,935,418 shares of Common Stock outstanding and entitled to vote at the Annual Meeting and approximately 99 stockholders of record. Each holder of a share of Common Stock outstanding as of the close of business on the Record Date will be entitled to one vote for each share held of record with respect to each matter submitted at the Annual Meeting.

The presence, in person or by proxy, of holders of at least a majority of the total number of outstanding shares of Common Stock entitled to vote is necessary to constitute a quorum for the transaction of business at the Annual Meeting. A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Class I Director of the Company and a majority of the votes cast is necessary to ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.

Shares that reflect abstentions or “broker non-votes” (i.e., shares represented at the meeting held by brokers or nominees as to which instructions have not been received from the beneficial owners or persons entitled to vote such shares and with respect to which the broker or nominee does not have discretionary voting power to vote such shares) will be counted for purposes of determining whether a quorum is present for the transaction of business at the Annual Meeting. With respect to the election of the Directors, votes may be cast for or withheld from the nominee. Votes cast for the nominee will count as “yes” votes; votes that are withheld from the nominee will not be voted with respect to the election of the nominee although they will be counted when determining whether there is a quorum. Broker non-votes will have no effect on the outcome of a particular proposal.

Stockholders of the Company are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. Common Stock represented by properly executed proxies received by the Company and not revoked will be voted at the Annual Meeting in accordance with the instructions contained therein. If instructions are not given therein, properly executed proxies will be voted “FOR” the election of the nominees for Director listed in this Proxy Statement and “FOR” ratification of the selection of

Grant Thornton LLP as the Company’s independent auditors for the 2009 fiscal year. It is not anticipated that any matters other than the election of three Class I Directors and ratification of the selection of Grant Thornton LLP as the Company’s independent auditors for the 2009 fiscal year will be presented at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the discretion of the proxy holders.

Any properly completed proxy may be revoked at any time before it is voted on any matter (without, however, affecting any vote taken prior to such revocation) by giving written notice of such revocation to the Secretary or Assistant Secretary of the Company, or by signing and duly delivering a proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, by itself, revoke a proxy.

The Annual Report to stockholders of the Company, which includes a letter to stockholders from our Chief Executive and Chief Financial Officers, together with the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 (“Fiscal 2008”), is being mailed to stockholders of the Company concurrently with this Proxy Statement. Except where otherwise incorporated by reference, the Annual Report is not a part of the proxy solicitation material.

CORPORATE GOVERNANCE

Independence of Directors

The Company’s Board of Directors has affirmatively determined that each Director, other than A. William Higgins, our Chief Executive Officer and newly appointed Chairman of our Board of Directors, is independent of the Company. David A. Bloss, Sr., our former Chief Executive Officer, served as the Chairman of our Board of Directors until February 25, 2009, and was not independent of the Company. In evaluating the independence of each Director, the Board applied the standards and guidelines set forth in the applicable New York Stock Exchange (“NYSE”) regulations in determining that each non-management Director has no material relationship with the Company, either directly or as a partner, shareholder or affiliate of an organization that has a relationship with the Company. The bases for the Board’s determination include, but are not limited to, the following:

•	Other than Mr. Higgins, no Director is an employee of the Company or its subsidiaries or affiliates.

•	No Director has an immediate family member who is an officer of the Company or its subsidiaries or has any other current or past material relationship with the Company.

•	Other than Messrs. Bloss and Higgins, no Director receives, or in the past three years, has received any compensation from the Company other than compensation for services as a Director.

•	No Director has a family member who has received any compensation during the past three years from the Company.

•	No Director, during the past three years, has been affiliated with, or had an immediate family member who has been affiliated with, a present or former internal or external auditor of the Company.

•	No executive officer of the Company serves on the compensation committee or the board of directors of any corporation that employs a Director or a member of any Director’s immediate family.

•

No Director is an officer or employee (or has an immediate family member who is an officer or employee) of an organization that sells products and services to, or receives products and services from, the Company in excess of the greater of $1 million or 2% of such organization’s consolidated gross revenues in any fiscal year.

In making its determination, the Board also considered the fact that one of our Directors, David F. Dietz, is a partner in Goodwin Procter LLP (“Goodwin Procter”), a law firm that provides legal services to the Company. After considering the insignificant fees paid by the Company to Goodwin Procter in proportion to Goodwin Procter’s overall revenues (less than one percent), as well as considering both the independent judgment that Mr. Dietz has exhibited during his nine and one-half year tenure as a Director and his ability to maintain such independent judgment, the Board determined that the relationship between Goodwin Procter and the Company does not result in Mr. Dietz having a material relationship with the Company and does not compromise his independence.

Principles of Corporate Governance

The Board’s Nominating and Corporate Governance Committee has developed, and the full Board of Directors has adopted, a set of Principles of Corporate Governance. The Principles of Corporate Governance are available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link, and a hardcopy will be provided by the Company free of charge to any shareholder who requests it by writing to the Company’s Secretary at the Company’s corporate headquarters.

Code of Conduct and Business Ethics/Compliance Training/Reporting of Concerns

The Company has implemented and regularly monitors compliance with a comprehensive Code of Conduct and Business Ethics, which applies uniformly to all directors, executive officers and employees. Among other things, the Code of Conduct and Business Ethics addresses such issues as conflicts of interest, corporate opportunities, confidentiality, fair dealing, protection and proper use of company assets, compliance with applicable law (including insider trading laws), and reporting of illegal or unethical behavior. The Code of Conduct and Business Ethics is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link, and a hardcopy will be provided by the Company free of charge to any shareholder who requests it by writing to the Company’s Secretary at the Company’s corporate headquarters.

In order to enhance understanding of and compliance with the Code of Conduct and Business Ethics, the Company (through a third-party provider) also maintains an on-line training program pursuant to which all directors and officers, and most managerial level employees, must take a series of courses designed to demonstrate the ways in which certain activities might run afoul of the Code of Conduct and Business Ethics. In addition, although all employees are encouraged to personally report any ethical concerns without fear of retribution, the Company, through a third-party provider, maintains the CIRCOR International Help Line, a toll-free “hotline” through which employees may report concerns confidentially and anonymously. In addition to facilitating communication of ethical concerns, the Help Line serves as the vehicle through which employees may communicate with the Audit Committee of the Board of Directors confidentially and anonymously regarding any accounting or auditing concerns. Finally, employees also have the option of communicating any concerns via email to a designated email address that is regularly checked by the Company’s chief legal and compliance officer.

Meetings of and Communications with the Non-Management Directors

The Board has determined that its non-management members will meet a minimum of two times per year to discuss any issues that might more properly be raised outside of the presence of management and has appointed David F. Dietz as Lead Director to facilitate these meetings. The Board also has established a process through which interested parties, including stockholders, may communicate directly with Mr. Dietz. In particular, confidential communications may be sent directly to Mr. Dietz at the following address: P.O. Box 146699, Boston, Massachusetts 02114.

Nomination of Directors/Director Presence at Annual Meetings

General Criteria

The Nominating and Corporate Governance Committee recognizes that the challenges and needs of the Company will vary over time and, accordingly, believes that the selection of director nominees should be based on skill sets most pertinent to the issues facing, or likely to face, the Company at the time of nomination. Accordingly, the Nominating and Corporate Governance Committee does not believe it is in the best interests of the Company to establish rigid criteria for the selection of nominees to the Board. Generally speaking, however, the Nominating and Corporate Governance Committee believes that the Company will benefit from a diversity of background and experience on the Board and, therefore, will consider and seek nominees who, in addition to general management experience and business knowledge, possess, among other attributes, an expertise in one or more of the following areas: finance, manufacturing technology, international business, investment banking, business law, corporate governance, risk assessment, business strategy, organizational development and investor relations. In addition, there are certain general attributes that the Nominating and Corporate Governance Committee believes all director candidates must possess, which include:

•	A commitment to ethics and integrity;

•	A commitment to personal and organizational accountability;

•	A history of achievement that reflects superior standards for themselves and others; and

•	A willingness to express alternate points of view while, at the same time, being respectful of the opinions of others and working collaboratively with colleagues.

As noted in the Principles of Corporate Governance, a majority of directors must be independent. The Nominating and Corporate Governance Committee, however, also believes that, absent special circumstances, all directors other than the Chief Executive Officer should be independent. The Board of Directors determined that the transition of the office of Chief Executive Officer from Mr. Bloss to Mr. Higgins, effective March 1, 2008, and of the Chairmanship of the Board from Mr. Bloss to Mr. Higgins, effective February 25, 2009, warranted Mr. Bloss remaining as our Chairman through the transition period which ended on February 25, 2009.

Shareholder Nominations

The Nominating and Corporate Governance Committee will consider nominations submitted by shareholders, provided that such nominations are submitted to the Company not less than 120 calendar days prior to the first anniversary date on which the Company’s proxy statement was released to shareholders in connection with the previous year’s annual meeting. To submit any such nomination, a shareholder must deliver notice of such nomination to the Secretary of the Company at the Company’s principal executive offices. Therefore, in order to be considered by the Nominating and Corporate Governance Committee for nomination and inclusion in the Company’s proxy statement for its annual meeting to be held in 2010, shareholder recommendations for director must be received by CIRCOR’s Secretary prior to November 25, 2009. Any such notice also must include (i) the name and address of record of the shareholder; (ii) a representation that the shareholder is a record holder of the Company’s Common Stock or, if the shareholder is not a record holder, evidence of ownership in accordance with Rule 14a-8(b)(2) of the Securities Exchange Act of 1934, as amended; (iii) the name, age, business and residential address, educational background, current principal occupation or employment, and principal occupation or employment for the preceding five full fiscal years of the proposed director candidate; (iv) a description of the qualifications of the proposed director candidate which address the general criteria for directors as expressed in the Company’s most recent proxy statement; (v) a description of all arrangements or understandings between the shareholder and the proposed director candidate; and (vi) the consent of the proposed director candidate to be named in the proxy statement and to serve as a director if elected at such meeting. Shareholders must also submit any other information regarding the proposed candidate that is required to be included in a proxy statement filed pursuant to the rules of the SEC. Nominations that meet the criteria described above will be forwarded to the Chairman of the Nominating and Corporate Governance Committee for further review and consideration by such committee.

Evaluation of Candidates

In evaluating candidates for director, the Nominating and Corporate Governance Committee applies the skills, experience, qualifications and demeanor of the individual against the general criteria set forth above, including the particular needs of and issues facing the Company at the time. In addition, with regard to current Directors, the Nominating and Corporate Governance Committee takes into consideration such individuals’ performance as Directors. The Nominating and Corporate Governance Committee intends to evaluate any shareholder candidates in the same manner as candidates from all other sources.

Director Attendance at Annual Meetings

To date, our Board has not adopted a formal policy regarding director attendance at annual meetings. However, the Board typically schedules a Board meeting either on or the day before the date of the annual meeting, and our Directors, therefore, are encouraged to and typically do attend the annual meeting. At our last annual meeting, which was held on April 30, 2008, all of our Directors were in attendance. We anticipate that all of our Directors will be in attendance at the April 29, 2009 Annual Meeting.

Our Board and Committee Structure

The Board

Our Board of Directors currently consists of seven members who are divided into three classes, with three Directors in Class I, two Directors in Class II and two Directors in Class III.1 Directors serve for staggered three-year terms with one class of Directors being elected by the Company’s stockholders at each annual meeting. Our Board maintains three standing committees: an Audit Committee, a Compensation Committee, and a Nominating and Corporate Governance Committee.

The table below sets forth the name, age, director class and committee membership for each of our directors as of March 11, 2009:

Director	Age	Director Class	Audit Committee	Compensation Committee	Nom/Corporate Governance Committee	Non-Mgmt Directors
C. William Zadel	65	III	O	O		O
A. William Higgins	50	III
Jerome D. Brady	65	II		+	O	O
Dewain K. Cross	71	II	+		O	O
David F. Dietz	59	I			O	+
Douglas M. Hayes	65	I	O		+	O
Thomas E. Naugle	70	I		O	O	O

+ Chairman of Committee	Director Class Term Expires at annual meeting:	I = 2009

O Committee Member		II = 2010
III = 2011

Jerome D. Brady. Mr. Brady has served as a member of the Company’s Board of Directors since April 2003. Prior to retiring in 2000, Mr. Brady served as the President and Chief Executive Officer of C&K Components, Inc., a manufacturer of electronic components located in Watertown, Massachusetts. He also previously served as Chairman, President and Chief Executive Officer of AM International, Inc., a global manufacturer of printing equipment, headquartered in Rosemont, Illinois. Mr. Brady is also a director of Franklin Electric Company, Inc.

[1]

Prior to Mr. Bloss’ retirement as chairman of our Board of Directors, effective February 25, 2009, our Board consisted of eight members. In connection with Mr. Bloss’ retirement as chairman, our Board voted to decrease the number of directors to seven and appointed Mr. Higgins as the new chairman.

Dewain K. Cross. Mr. Cross has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Cross retired from Cooper Industries, Inc. in 1995 after serving fifteen years as Cooper Industries’ Senior Vice President, Finance and eight years prior to that as Vice President, Finance. Mr. Cross began his career with Cooper Industries in 1966 and held various accounting, taxation and treasury positions until he was named Vice President, Finance in 1972. Mr. Cross is also a director of Magnetek, Inc.

David F. Dietz. Mr. Dietz has served as a member of the Company’s Board of Directors since its inception in July 1999. Mr. Dietz or his professional corporation has been a partner of the law firm of Goodwin Procter since 1984. Mr. Dietz is also a director of the Andover Companies, a property and casualty insurance company, and High Liner Foods (USA), Inc., a frozen food company.

Douglas M. Hayes. Mr. Hayes has served as a member of the Company’s Board of Directors since October 2002. Since 1997, Mr. Hayes has been the President of Hayes Capital Corporation, a private investment firm, and from 1997 through 2001, he also served as Chairman of Compass Aerospace Corporation, an aerospace parts manufacturer. From 1986 through 1997, Mr. Hayes was a Managing Director of the investment firm Donaldson, Lufkin & Jenrette. Mr. Hayes currently is a member of the board of directors of Reliance Steel and Aluminum Co.

A. William Higgins. Mr. Higgins has served as a member of the Company’s Board of Directors since March 2008 and was appointed as the Chairman of our Board of Directors effective February 25, 2009. Mr. Higgins has been employed as our Chief Executive Officer since March 1, 2008. He joined us as Executive Vice President and Chief Operating Officer in January 2005 and was elevated to the position of President and Chief Operating Officer in November 2006. Prior to joining us, Mr. Higgins spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal, most recently serving as Vice President and General Manager, Americas for the Honeywell Building Solutions Business, and prior to that, as Vice President and General Manager of the AlliedSignal Grimes Aerospace Business, General Manager of the AlliedSignal Aerospace Services Anniston Repair and Overhaul Business, and Director of East Asia Business Development for the Electronic Materials Business unit.

Thomas E. Naugle. Mr. Naugle has served as a member of the Company’s Board of Directors since October 2002. Mr. Naugle has been the President of Naugle & Company, a private investment firm, since August 1982. From 1984 until 1999, Mr. Naugle also served as the Chairman and Chief Executive Officer of Barrett Trailers, Inc., a manufacturer of semi-trailers, and from 1986 through 1996, he was the Chairman and Chief Executive Officer of Tulsa Winch, Inc. From 1967 through 1980, Mr. Naugle held a series of senior management positions at Cooper Industries, Inc. Mr. Naugle currently serves as a director of the Tulsa Boys’ Home.

C. William Zadel. Mr. Zadel has served as a member of the Company’s Board of Directors since October of 2007. In December of 2004, Mr. Zadel retired from Mykrolis Corp. From August of 2001 until December of 2004, Mr. Zadel was Chairman and Chief Executive Officer of Mykrolis Corp., a multinational company focused on developing, manufacturing and marketing technically advanced filtration, purification and control products for the global semiconductor industry. Mykrolis was the former microelectronics division of Millipore Corporation. Before becoming CEO of Mykrolis at its separation from Millipore in August, 2001, Mr. Zadel was Chairman and Chief Executive Officer of Millipore since April of 1996. Mr. Zadel also serves as a director of Kulicke & Soffa Industries, Inc.

Committees

Audit Committee. The Audit Committee, which consists of Messrs. Cross, Hayes and Zadel, is directly responsible for overseeing the integrity of the Company’s financial statements and for the appointment, compensation, retention and oversight of the work of the firm of independent auditors that audits the Company’s financial statements and performs services related to the audit. Among other responsibilities, the Audit Committee also reviews the scope and results of the audit with the independent auditors, reviews with management and the independent auditors the Company’s annual and quarterly operating results, considers the adequacy of the Company’s internal accounting procedures and controls, and considers the effect of such procedures on the auditors’ independence. The Audit Committee also is responsible for overseeing the Company’s internal audit function and for overseeing the Company’s compliance with legal and regulatory requirements. In accordance with the requirements of the NYSE, the Audit Committee operates in accordance with a Charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link. The Company also will provide a hardcopy of the Audit Committee Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters. Each member of the Audit Committee is “independent” as that term is defined in both the applicable listing standards of the NYSE and the rules of the SEC. Each member also meets the financial literacy requirements of the NYSE and, in addition, the Board has determined that at least one of the Committee’s members, Mr. Cross, is an “audit committee financial expert” under the disclosure standards adopted by the SEC.

Compensation Committee. The Compensation Committee, which consists of Messrs. Brady, Naugle and Zadel (all of whom have been affirmatively determined by the full Board to be independent directors), reviews and recommends the compensation arrangements for the Company’s Chief Executive Officer and for all other officers and senior level employees, reviews general compensation levels for other employees as a group, determines the awards to be granted to eligible persons under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and takes such other action as may be required in connection with the Company’s compensation and incentive plans. The Compensation Committee operates in accordance with a Charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link. The Company also will provide a hardcopy of the Compensation Committee Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters.

Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee, which consists of Messrs. Hayes, Brady, Cross, Dietz and Naugle (all of whom have been affirmatively determined by the full Board to be independent directors), is responsible for establishing criteria for selection of new directors, identifying individuals qualified to become directors, and recommending candidates to the Board for nomination as directors. In addition, the Nominating and Corporate Governance Committee is responsible for recommending to the Board a set of corporate governance principles applicable to the Company, overseeing the evaluation of the Board and management, recommending to the Board appropriate levels of director compensation and, together with the Audit Committee, monitoring compliance with the Company’s Code of Conduct and Business Ethics. The Nominating and Corporate Governance Committee operates in accordance with a Charter which is available on the Company’s website at www.circor.com under the Investors/Corporate Governance sub link. The Company also will provide a hardcopy of the Nominating and Corporate Governance Charter to shareholders free of charge upon written request to the Company’s Secretary at the Company’s corporate headquarters.

Except for the availability of this Proxy Statement, the 2008 Annual Report to stockholders and the Form of Proxy for the 2009 Annual Meeting of stockholders, which are available for viewing, printing and downloading at http://www.amstock.com/ProxyServices/ViewMaterials.asp?CoNumber=12660, the information on the Company’s website is not part of this Proxy Statement.

Board and Committee Meetings

The following table sets forth the number of meetings held during Fiscal 2008 by the Board and by each committee. Each of the Directors attended at least 75% of the total number of meetings of the Board and of the committees of which he was a member during the time each such individual was a member of the Board.

Number of Meetings Held
Board of Directors	5
Audit Committee	5
Compensation Committee	5
Nominating and Corporate Governance Committee	3

PROPOSAL 1

ELECTION OF DIRECTORS

At the Annual Meeting, three Class I Directors will be elected to serve until the annual meeting of Stockholders in 2012 and until each such Director’s successor is duly elected and qualified. The Nominating and Corporate Governance Committee of the Board of Directors has recommended, and the full Board of Directors has nominated, David F. Dietz, Douglas M. Hayes and Thomas E. Naugle, the current Class I Directors, for re-election. Unless otherwise specified in the proxy, it is the intention of the persons named in the proxy to vote the shares represented by each properly executed proxy for the election of David F. Dietz, Douglas M. Hayes and Thomas E. Naugle as Directors. Messrs. Dietz, Hayes and Naugle have each agreed to stand for re-election and to serve, if re-elected, as Directors. However, if any of the persons nominated by the Board of Directors fails to stand for election or is unable to accept election, the proxies will be voted for the election of such other person as the Board of Directors may recommend.

Vote Required For Approval

A quorum being present, the affirmative vote of a plurality of the votes cast is necessary to elect each nominee as a Director of the Company.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES OF THE BOARD OF DIRECTORS AS DIRECTORS OF THE COMPANY.

MANAGEMENT

Executive Officers and Key Employees

Our executive officers and key employees, and their respective ages and positions as of March 11, 2009, are as follows:

Name	Age	Position
A. William Higgins	50	Chairman of the Board of Directors, President and Chief Executive Officer
Frederic M. Burditt	58	Vice President, Chief Financial Officer and Treasurer
Richard A. Broughton	42	Vice President, Chief Information Officer
John F. Kober, III	39	Vice President, Corporate Controller and Assistant Secretary
Alan J. Glass	45	Vice President, General Counsel and Secretary
Susan M. McCuaig	51	Vice President, Human Resources
Christopher R. Celtruda	40	Group Vice President and General Manager, Circor Aerospace Products
Paul M. Coppinger	47	Group President, Circor Energy Products
Wayne F. Robbins	57	Group Vice President, Circor Flow Technologies

A. William Higgins. Mr. Higgins has served as our Chief Executive Officer since March 1, 2008 and the Chairman of our Board of Directors since February 25, 2009. Mr. Higgins joined us as Executive Vice President and Chief Operating Officer in January 2005 and was elevated to the position of President and Chief Operating Officer in November 2006. Prior to joining us, Mr. Higgins spent thirteen years in a variety of senior management positions with Honeywell International and AlliedSignal, most recently serving as Vice President and General Manager, Americas for the Honeywell Building Solutions Business, and prior to that, as Vice President and General Manager of the AlliedSignal Grimes Aerospace Business, General Manager of the AlliedSignal Aerospace Services Anniston Repair and Overhaul Business, and Director of East Asia Business Development for the Electronic Materials Business unit.

Frederic M. Burditt. Mr. Burditt joined us as Vice President, Chief Financial Officer and Treasurer in February 2008. For the seven previous years, Mr. Burditt served as Chief Financial Officer of Danaher Tool Group, a large division of Danaher Corporation, a diversified manufacturer known for its world-class implementation of lean operating principles. Prior to joining Danaher in 2001, Mr. Burditt had served as Chief Financial Officer of MedSource Technologies, Inc., a contract medical device manufacturing and engineering services provider, and prior to that, he spent eighteen years in positions of increasing responsibility with The Stanley Works, including financial responsibility for their $2.5 billion manufacturing organization operating in 30 countries.

Richard A. Broughton. Mr. Broughton joined us in December 2006 as Vice President and Chief Information Officer. From June 2004 to December 2006, Mr. Broughton served as the Director, IT Strategy and Vice President, Information Technology for Dunkin’ Brands, Inc. and from January 1997 until June 2004, he served as Chief Information Officer at Computerworld, Inc.

John F. Kober, III. Mr. Kober has served as our Vice President, Corporate Controller and Assistant Secretary since February 2006, as Vice President and Corporate Controller from September 2005 until February 2006, and as Assistant Corporate Controller since joining the Company in April, 2004 until September 2005. From November 2002 until April 2004, Mr. Kober was Director of Corporate Accounting at Manufacturers’ Services Limited, a global electronics manufacturer, where he had responsibility for the company’s internal and external accounting functions. Prior to joining Manufacturers’ Services Limited he worked as a Manager for the public accounting firm of PricewaterhouseCoopers where he focused on managing accounting due diligence engagements for various public and private company clients.

Alan J. Glass. Mr. Glass has served as Vice President, General Counsel and Secretary since February 2006, as General Counsel and Assistant Secretary from February 2003 until February 2006, and as Corporate Counsel and Assistant Secretary from February 2000 until February 2003. Mr. Glass served as Corporate Counsel and Assistant Secretary of Wyman-Gordon Company, an aerospace manufacturer, from June 1996 to February 2000. Prior to that time, he spent seven years in private practice as a general corporate attorney.

Susan M. McCuaig. Ms. McCuaig has served as our Vice President, Human Resources since joining the Company in May 2005. Previous to that, from December 2003 until May 2005, Ms. McCuaig served as Assistant Vice President Human Resources for State Street Corporation where she supported State Street’s Wealth Managers Services and Securities Finance divisions. From February 2003 through December 2003, she was a human resources advisor to Radius Capital Partners, LLC, a buyout firm engaged in strategic mergers and acquisitions in the telecommunications, technology and financial services industries. From November 2001 through February 2003, she served as Vice President of Human Resources for Color Kinetics Incorporated, a full spectrum digital lighting company. From February 2001 through November 2001, she was a partner in Website000 LLC, a business specializing in strategic and organizational development of start-up and emerging growth companies and, prior to that, served as Vice President of Human Resources and Investor Relations for Send.com.

Christopher R. Celtruda. Mr. Celtruda, who joined us in June 2006 as Group Vice President—Circor Aerospace Products, has over nineteen years of experience in the aerospace and fluid power industries including eleven years with Honeywell and Allied Signal. From October 2004 until June 2006, he served as Group Vice President and Director of the $600 million Integrated Supply Chain for Honeywell Aerospace Mechanical Components. Prior to that, from October 2001 until October 2004, he served as General Manager of Operations for a $250 million Engine Systems and Accessories business unit of Honeywell. Mr. Celtruda began his career with General Dynamics and is a Six Sigma Black Belt.

Paul M. Coppinger. Effective January 1, 2009, Mr. Coppinger was elevated to the position of Group President of Circor Energy Products. Since joining us in July 2001, Mr. Coppinger had served as Group Vice President—Circor Energy Products. From October 1999 until July 2001, Mr. Coppinger was an owner and President of Copprex, Inc., a manufacturer of commercial appliances. Prior to that, he spent thirteen years with Baker Hughes, most recently serving as Vice President Sales & Marketing of EIMCO, its $200-million process equipment division. While at Baker Hughes, Mr. Coppinger had significant international experience, spending five years in Singapore and Indonesia in support of the Pacific Rim activities of the Baker Tools division.

Wayne F. Robbins. Effective August 1, 2008, Mr. Robbins was elevated to the position of Group Vice President—Circor Flow Technologies with overall responsibility for the Circor Instrumentation Technologies and Thermal Fluid Controls business units. Mr. Robbins, who joined us as Group Vice President—Circor Instrumentation Technologies in March 2006, has over thirty years of experience in the fluid controls industry. From March 2002 through June 2005, Mr. Robbins was employed by Precision Castparts Corp. (“PCC”) where he served as President of PCC’s $350-million Flow Technologies Division until PCC sold the various companies comprising this division in 2005. From March 1994 until September 2001, he worked for DeZurik, Inc., a $180-million manufacturer of industrial valves, actuators and instruments, serving first as Vice President Marketing/Research & Development and then as President. Prior to DeZurik, Mr. Robbins spent fifteen years in progressively more senior management positions with Fisher Controls including six years in overseas assignments.

Certain Relationships and Related Person Transactions

Review and Approval of Related Person Transactions

The Company’s Code of Conduct and Business Ethics includes our written policy that any transaction with our directors (or their immediate family members) be approved by our Nominating and Corporate Governance Committee and then by the remaining disinterested members of our Board of Directors, and be on terms no less favorable to us than we could obtain from non-affiliated parties.

Related Person Transactions

As noted above under “Corporate Governance—Independence of Directors,” David F. Dietz is a Director of the Company and is also a partner in Goodwin Procter, a law firm that provides legal services to the Company. In 2008, the Company paid Goodwin Procter $329,969 in legal fees and disbursements. We engage Goodwin Procter, from time to time in the ordinary course of our business, on an arm’s length basis. Under NYSE rules, the Board determines annually, based on all of the relevant facts and circumstances, whether each Director satisfies the criteria for independence and periodically evaluates related person transactions involving directors in connection with such process. In 2008, the relationship described above was reviewed, considered and approved in the course of the Board’s annual review and determination of director independence, and after considering the insignificant fees paid by the Company to Goodwin Procter in proportion to Goodwin Procter’s overall revenues (less than one percent), as well as considering both the independent judgment that Mr. Dietz has exhibited during his nine and one-half year tenure as a Director and his ability to maintain such independent judgment, the Board determined that the relationship between Goodwin Procter and the Company does not compromise Mr. Dietz’ independence.

Under the terms of a letter agreement dated December 30, 2008, between the Company and Mr. Celtruda, our Group Vice President and General Manager of Circor Aerospace Products, the Company agreed to reimburse Mr. Celtruda for a portion of certain real estate related losses he incurred in connection with the Company’s relocation of Mr. Celtruda upon his hiring in June 2006. The letter agreement also provided for the Company to pay such amounts to Mr. Celtruda as are necessary to cover all federal and state income taxes pertinent to this transaction on a grossed-up basis. The total compensation received by Mr. Celtruda under this agreement was $670,000. Subject to certain exceptions, the letter agreement specifies an obligation by Mr. Celtruda to reimburse a portion of the Company’s payments in the event that his employment with the Company terminates prior to December 31, 2012 according to a prescribed schedule. The terms of the letter agreement were approved by the Compensation Committee of the Board of Directors, which is comprised entirely of independent directors, and which determined that, among other things, this compensatory arrangement served as a means to retain the employment of Mr. Celtruda for the benefit of the Company. See footnote 13 to the Summary Compensation Table on Page 17 of this Proxy Statement for additional information regarding this arrangement.

Other than as described above, during Fiscal 2008, the Company was not a party to any other transaction where the amount involved exceeds $120,000 and in which an executive officer, director, director nominee or 5% stockholder (or their immediate family members) had a material direct or indirect interest and no such person was indebted to the Company.

Compensation Committee Interlocks and Insider Participation

None of our executive officers serves as a member of the board of directors or compensation committee of any entity that has one or more of its executive officers serving as a member of our Compensation Committee. In addition, none of our executive officers serves as a member of the compensation committee of any entity that has one or more of its executive officers serving as a member of our Board of Directors. As we have noted above, Mr. Dietz is a partner of Goodwin Procter, a law firm which provides legal services to the Company. As also noted, our Board of Directors has affirmatively determined that this relationship does not compromise Mr. Dietz’ independence.

COMPENSATION DISCUSSION AND ANALYSIS

Overview of Compensation Program

The following Compensation Discussion and Analysis describes the material elements of our 2008 compensation program and compensation paid thereunder. Most of the discussion relates to our “Named Executive Officers” for 2008 who were:

A. William Higgins (1)	Chairman, President and Chief Executive Officer
Frederic M. Burditt (2)	Vice President, Chief Financial Officer and Treasurer
Paul M. Coppinger (3)	Group President, Circor Energy Products
Christopher R. Celtruda	Group Vice President, Circor Aerospace Products
Wayne F. Robbins (4)	Group Vice President, Circor Flow Technologies

Former Executive Officers
David A. Bloss, Sr. (5)	Former Chairman and Chief Executive Officer
Kenneth W. Smith (6)	Former Senior Vice President, Chief Financial Officer and Treasurer

(1)	Mr. Higgins was elevated to the position of Chief Executive Officer effective March 1, 2008, prior to which he was our President and Chief Operating Officer. More recently, effective February 25, 2009, he also assumed the role of Chairman of the Board of Directors.

(2)	Mr. Burditt joined the Company as Chief Financial Officer effective March 1, 2008, and information with respect to Mr. Burditt reflects his compensation for the portion of the year during which he was employed by the Company. His employment commenced Februrary 11, 2008.

(3)	Mr. Coppinger served during Fiscal 2008 as Group Vice President, Circor Energy Products. He was elevated to Group President, Circor Energy Products effective January 1, 2009.

(4)	Mr. Robbins was elevated to Group Vice President of Circor Flow Technologies effective August 1, 2008 with overall responsibility for the Circor Instrumentation Technologies and Thermal Fluid Controls business units.

(5)	Mr. Bloss retired as Chief Executive Officer effective March 1, 2008, but continued as the non-employee Chairman of our Board of Directors until February 25, 2009.

(6)	Mr. Smith retired as Senior Vice President, Chief Financial Officer and Treasurer effective March 1, 2008.

The Compensation Committee of the Board of Directors makes all decisions for the total direct compensation of the Named Executive Officers based on the factors described below. In addition, for Named Executive Officers other than our Chief Executive Officer, the Compensation Committee also considers our Chief Executive Officer’s recommendations.

Compensation Philosophy and Objectives

We believe that the most effective executive compensation program is one that is designed to reward the achievement of specific annual, long-term and strategic goals that promote the profitable growth of the Company and improve stockholder value.

The Company’s current executive compensation programs are intended to achieve two fundamental objectives: (1) attracting and retaining qualified executives by offering compensation and benefits (including retirement benefits) that are competitive with industry peers; and (2) motivating executives to achieve results that improve stockholder value by aligning executives’ interests with the interests of our stockholders.

As described in more detail below, the material elements of our current executive compensation program for Named Executive Officers include a base salary, an annual bonus opportunity, a long-term incentive opportunity, retirement benefits, perquisites and other benefits, and severance protection for certain actual or constructive terminations of the Named Executive Officers’ employment. We believe that each element of our executive compensation program helps us to achieve one or both of the compensation objectives noted above.

Setting Executive Compensation

To assist the Compensation Committee in assessing and determining competitive compensation packages structured based on the foregoing objectives, beginning in 2006, we engaged Watson Wyatt Worldwide (“Watson Wyatt”) as an independent compensation consultant to conduct reviews of our total compensation program for our Chief Executive Officer as well as for other key executives. Watson Wyatt’s responsibilities include reviewing and advising on all principal aspects of executive and non-employee director compensation, including base salaries, bonuses and equity awards, as applicable. No member of the Compensation Committee or any Named Executive Officer has any affiliation with Watson Wyatt. Watson Wyatt is retained by both the Compensation Committee and the Company, but for purposes of executive compensation matters, it reports directly to the Compensation Committee.

The Compensation Committee makes final compensation decisions regarding our Chief Executive Officer based on review of information and recommendations provided by Watson Wyatt, and accepts or modifies such recommendations as it deems appropriate. Our Chief Executive Officer makes recommendations to the Compensation Committee as to appropriate compensation for executives other than himself, including the Named Executive Officers. The Compensation Committee, with the assistance of Watson Wyatt, reviews the appropriateness of the recommendations of the Chief Executive Officer, and accepts or modifies such recommendations as it deems appropriate. Our Chief Executive Officer is not a member of the Compensation Committee and does not vote at Compensation Committee meetings. Although our Chief Executive Officer regularly attends Compensation Committee meetings, he is present only by invitation of the Compensation Committee. He does not attend executive sessions or participate in discussions regarding his own compensation.

For Fiscal 2008, with the assistance of Watson Wyatt, the Compensation Committee identified the peer group of thirteen companies listed below whose executive compensation programs were analyzed for executive compensation market-check purposes. Peer companies were primarily selected in order to include industrial manufacturing companies with which we compete for talent and which are roughly comparable to us in terms of market capitalization and/or revenue. The peer companies have industry classifications comparable to ours, are U.S. based publicly traded companies and had median annual revenues of $619 million versus Circor’s $626 million as of the most recently available data at the time of analysis. The Compensation Committee selected the following peer companies for Fiscal 2008:

•	Albany International Corp.;

•	Ampco-Pittsburgh Corporation;

•	Badger Meter, Inc.;

•	CLARCOR Inc.;

•	Curtiss-Wright Corporation;

•	ESCO Technologies Inc.;

•	Esterline Technologies Corporation;

•	The Gorman-Rupp Company;

•	GSI Group Inc.;

•	Kaydon Corporation;

•	Robbins & Myers, Inc.;

•	Tennant Company; and

•	Watts Water Technologies, Inc.

Watson Wyatt provides reports to the Compensation Committee comparing compensation of our most senior executive officers to that of the most senior executive officers at our peer group companies as well as published compensation surveys. Peer company data is derived from SEC filings by the peer companies. Published survey data is compiled for the durable goods manufacturing industry for similarly sized organizations from the Watson Wyatt Data Services Report on Top Management Compensation and the Mercer Benchmark Survey-Executive. The Compensation Committee does not set executive compensation solely by reference to specific percentile or benchmark targets. Rather, the Compensation Committee makes each decision based on what it determines is necessary and appropriate to attract, motivate and retain the executives under the particular circumstances in which the decision is made. These circumstances include, but are not limited to, external competitive market practices. The Compensation Committee also bases its decisions on motivating executives to achieve results that improve stockholder value by aligning executives’ interest with the interests of our shareholders.

For Fiscal 2008, the Compensation Committee’s executive compensation decisions resulted in salary and total cash compensation for our executive officers which approximate the median of the competitive benchmarks and total compensation including equity that is between the 25th percentile and median of the competitive benchmarks for our Chief Executive Officer and Chief Financial Officer and between the median and 75th percentile for the other Named Executive Officers. We believe this level of compensation achieves our compensation objectives described above.

As a result of the compensation philosophies described above, a significant percentage of total executive compensation is allocated to incentives. There is no pre-established policy or target for the allocation between either cash and non-cash or short-term and long-term incentive compensation. Rather, the Compensation Committee reviewed information provided by Watson Wyatt to determine the appropriate level and mix of incentive compensation.

Retired Executive Officers

Effective March 1, 2008, Mr. Higgins was elevated to the position of Chief Executive Officer, succeeding Mr. Bloss whose previously announced retirement from the Company became effective at that time. Under the terms of his amended and restated retirement agreement with the Company, Mr. Bloss continued as the non-employee Chairman of our Board of Directors until February 25, 2009, following which Mr. Bloss retired from our Board of Directors. In consideration for the services provided by Mr. Bloss as non-employee Chairman until February 25, 2009, we paid Mr. Bloss a stipend of $50,000. In Fiscal 2008, Mr. Bloss also received the annual retainer, meeting fees, equity grants, and other benefits available to our non-employee directors. In addition, Mr. Bloss’ retirement agreement provided that all unvested stock option and restricted stock unit awards previously granted to Mr. Bloss vested and became exercisable on his retirement date.

Also effective March 1, 2008, Mr. Burditt became our Chief Financial Officer, succeeding Mr. Smith whose previously announced retirement from the Company became effective at that time. Mr. Smith was originally scheduled to retire effective December 31, 2007; however, in light of the fact that the Company had not yet appointed his successor at that time, Mr. Smith agreed to extend his retirement date to March 1, 2008. Under the terms of his amended and restated retirement agreement, in consideration of Mr. Smith’s agreement to extend his retirement date, Mr. Smith received a one time payment equal to two-twelfths of what his target bonus would have been for Fiscal 2008 were he not retiring, the value of which was $25,483. In addition, Mr. Smith’s retirement agreement provided for the acceleration of vesting of certain stock options and restricted stock units previously granted to him.

In light of the previously announced retirements in early 2008 of Messrs. Bloss and Smith, the Compensation Committee determined that it was appropriate for each of their 2008 base salary to remain at the same level set for 2007 and in the amount reported for each of them in Column (c) of the Summary Compensation Table on page 17.

2008 Executive Compensation Components

For the fiscal year ended December 31, 2008, the principal components of compensation for Named Executive Officers were:

•	base salary;

•	performance-based annual incentive compensation;

•	long-term equity incentive compensation;

•	retirement and other benefits; and

•	perquisites and other personal benefits.

Base Salary

The Company provides the Named Executive Officers and other employees with base salary to compensate them for services rendered during the fiscal year. In October of each year, the Compensation Committee generally reviews and establishes the base salaries for each of the Company’s executives for the ensuing fiscal year. Based on the philosophies and in consultation with Watson Wyatt, as described above, the Compensation Committee determined that the appropriate base salary for each Named Executive Officer for 2008 was the amount reported for such officer in Column (c) of the Summary Compensation Table on page 17.

For Mr. Higgins, who was elevated to the position of Chief Executive Officer effective March 1, 2008, , the Compensation Committee, with the assistance of Watson Wyatt, developed a compensation structure based on a review of our peer group companies’ chief executive officer compensation. Mr. Higgins’ salary, bonus and incentive compensation was market-derived, market-driven, and accounted for his recent elevation to the position of Chief Executive Officer, prior individual performance and contribution in his position as President during fiscal 2007, as well as a subjective assessment by the Compensation Committee of the nature of the position of Chief Executive Officer. Based on these factors, the Compensation Committee determined that the appropriate base salary for Mr. Higgins for 2008 was the amount reported for him in Column (c) of the Summary Compensation Table on page 17.

For Mr. Burditt, who was hired on February 11, 2008 to succeed Mr. Smith as Chief Financial Officer upon his retirement effective March 1, 2008, the Compensation Committee, with the assistance of Watson Wyatt, developed a compensation structure based on a review of our peer group companies’ chief financial officer compensation. The Compensation Committee set Mr. Burditt’s salary, bonus and incentive compensation at the market median of the peer group companies. Additionally, Mr. Burditt’s compensation package was structured to provide recognition of his forfeiture of certain incentive awards granted by his previous employer. Based on these factors, the Compensation Committee determined that the appropriate base salary for our Chief Financial Officer for 2008, upon joining the Company effective February 11, 2009, was the amount reported for him in Column (c) of the Summary Compensation Table on page 17.

In 2008, the Compensation Committee approved merit increases in executive compensation for fiscal 2009. However, in light of current unfavorable economic conditions, the executive officers elected to suspend such compensation increases for fiscal 2009. Accordingly, it is presently contemplated that the base salaries of the Named Executive Officers will remain unchanged for 2009.

Performance-Based Annual Incentive Compensation

Consistent with the principle that our executives should be motivated to achieve results that improve stockholder value, we believe that an important portion of the overall cash compensation for executive officers should be contingent upon the successful achievement of certain annual corporate goals that we believe drive improvement in stockholder value. Our 2008 management bonus plan provided for a target cash bonus, achievement of which is dependent upon the attainment of certain performance goals. The actual target bonus for each executive officer is based on a percentage of the officer’s base salary. Based on the recommendation of our Chief Executive Officer, in consultation with Watson Wyatt, for executive officers, and Watson Wyatt’s recommendation for the Chief Executive Officer, the Compensation Committee set the target bonus awards for 2008 at the following percentages of base salary: 75% for Mr. Higgins, 55% for Mr. Burditt, 50% for Mr. Coppinger, 50% for Mr. Celtruda and 50% for Mr. Robbins. Depending on the achievement of the predetermined goals, the annual bonus may be less than or greater than the target bonus. For example, a minimum, target, and maximum level of achievement are pre-determined by the Compensation Committee with respect to each goal with respective payouts of 0%, 100% and 200%. The maximum possible payout under the 2008 management bonus plan was 200% of the target bonus. For Fiscal 2008, neither of Messrs. Bloss or Smith received any performance-based incentive compensation.

The targets are set at aggressive levels each year in order to motivate high business performance and require substantial effort and commitment by our executives to achieve results that would significantly contribute towards increasing stockholder value. At the same time, the targets are intended to represent achievable goals in order to keep management motivated. For Fiscal 2008, these goals, for corporate executives fell into three categories: (i) company-wide earnings per share; (ii) company-wide net sales; and (iii) a personal objective component (with specific objectives aligned with the Company’s long-term strategic goals). The goals for group executives fell into four categories: (i) group-wide operating earnings; (ii) group-wide net sales; (iii) group-wide inventory turns; and (iv) group-wide on-time delivery to customers. For Fiscal 2008, the tables below show the performance targets, weighting and degree of attainment, for the corporate performance component and business unit components, as approved by the Compensation Committee.

The metrics and measures presented in the tables below were derived and evaluated using internal criteria which do not necessarily correlate with the Company’s GAAP reported results. For example, non-GAAP metrics adjust for items that, in the view of management and the Compensation Committee, are not related to the ongoing operating performance of the company, such as goodwill impairment charges, acquisition charges and fluctuations in currency exchange rates.

The following table shows the Fiscal 2008 performance targets, weighting and degree of attainment for Messrs. Higgins and Burditt.

Target Performance Range

Company Goals	Weight	Threshold		Target		Maximum		Result		Payout Factor for Fiscal 2008 (1)
Adjusted Earnings Per Share	50%	$2.19		$2.58		$2.97		$4.13		200%	(2)
Adjusted Net Sales	25%	$696,900,000		$733,579,000		$770,258,000		$780,736,000		200%	(3)
Personal Objectives	25%		(4)		(4)		(4)		(4)	104%, 152%	(5)

(1)	As part of the compensation structure developed for Mr. Burditt to recognize the commencement of his employment effective February 11, 2008, for Fiscal 2008 the Company guaranteed a minimum achievement of 85% of Mr. Burditt’s target bonus award of 55% of his base salary.

(2)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

(3)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

(4)	The Compensation Committee determined that the target goal and degree of attainment for the personal objectives performance measure would be qualitative.

(5)	Based on the qualitative nature of the personal objectives performance measure, the Compensation Committee determined that the personal objectives performance measure payout factor was 104% for Mr. Higgins and 152% for Mr. Burditt.

The following table shows the Fiscal 2008 performance targets, weighting and degree of attainment for Mr. Coppinger.

Target Performance Range

Circor Energy Products Group Goals(1)	Weight	Threshold	Target	Maximum	Result	Payout Factor for Fiscal 2008
Adjusted Operating Earnings	50%	$46,313,000	$52,833,000	$60,816,000	$80,274,000	200	%(2)
Adjusted Net Sales	20%	$352,748,000	$371,314,000	$389,880,000	$403,690,000	200	%(3)
Inventory Turns	25%	3.70	3.90	4.00	4.86	200	%(4)
On-Time Delivery	5%	88%	92%	95%	78%	0%

(1)	The 2008 bonus opportunity for Mr. Coppinger was based on attainment of goals with a weighted average of certain measures within his business unit component.

(2)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

(3)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

(4)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

The following table shows the Fiscal 2008 performance targets, weighting and degree of attainment for Mr. Celtruda.

Target Performance Range

Circor Aerospace Products Group Goals(1)	Weight	Threshold	Target	Maximum	Result	Payout Factor for Fiscal 2008
Adjusted Operating Earnings	50%	$11,548,000	$13,490,000	$15,514,000	$16,385,000	200	%(2)
Adjusted Net Sales	20%	$92,472,000	$97,339,000	$102,205,000	$101,675,000	189%
Inventory Turns	20%	4.40	4.60	4.85	4.03	0%
On-Time Delivery	10%	88%	92%	95%	89%	97%

(1)	The 2008 bonus opportunity for Mr. Celtruda was based on attainment of goals with a weighted average of certain measures within his business unit component.

(2)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

The following tables show the Fiscal 2008 performance targets, weighting and degree of attainment for Mr. Robbins. Effective August 1, 2008, Mr. Robbins assumed leadership for both the Circor Instrumentation Technologies and Thermal Fluid Controls groups. Previously, Mr. Robbins led the Circor Instrumentation Technologies group. Accordingly, the bonus opportunity for Mr. Robbins for Fiscal 2008 was based seven-twelfths on full-year attainment of goals with a weighted average of certain measures within the Circor Instrumentation Technologies Group component and five-twelfths on full-year attainment of goals with a weighted average of certain measures within the combined groups.

Target Performance Range

Circor Instrumentation Technologies Group Goals(1)	Weight	Threshold	Target	Maximum	Result	Payout Factor for Fiscal 2008
Adjusted Operating Earnings	50%	$5,274,000	$6,068,000	$6,978,000	$10,382,000	200	%(2)
Adjusted Net Sales	20%	$114,606,000	$120,637,000	$125,669,000	$125,505,000	181%
Inventory Turns	20%	2.90	3.31	3.35	2.87	0%
On-Time Delivery	10%	88%	92%	95%	87%	0%

(1)	The bonus opportunity for Mr. Robbins for Fiscal 2008 was based seven-twelfths on full-year attainment of goals with a weighted average of certain measures within his former Circor Instrumentation Technologies Group component.

(2)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

Target Performance Range

Circor Flow Technologies Combined Group Goals(1)	Weight	Threshold	Target	Maximum	Result	Payout Factor for Fiscal 2008
Adjusted Operating Earnings	50%	$21,969,000	$25,363,000	$29,242,000	$29,316,000	200	%(2)
Adjusted Net Sales	20%	$251,684,000	$264,930,000	$278,177,000	$272,621,000	158%
Inventory Turns	20%	3.40	3.77	3.86	3.37	0%
On-Time Delivery	10%	88%	92%	95%	91%	74%

(1)	The bonus opportunity for Mr. Robbins for Fiscal 2008 was based five-twelfths on full-year attainment of goals with a weighted average of certain measures within his Circor Flow Technologies Group component.

(2)	This amount reflects the maximum possible payout under the 2008 management bonus plan.

Based on the Company’s results for the fiscal year ended December 31, 2008, Messrs. Higgins, Burditt, Coppinger, Celtruda and Robbins earned 176%, 188%, 190%, 140%, and 137% of their respective target bonuses and which amounts are reflected in Column (g) of the Summary Compensation Table on page 17.

In order to more closely align the interests of our executives with those of our stockholders, our executives are also eligible to participate in our Management Stock Purchase Plan (“MSPP”). Under the MSPP, which is a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, executives may make an advance election to receive restricted stock units (“RSUs”) in lieu of a specified percentage or dollar amount of such executive’s earned annual cash bonus. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest in whole after a three-year period, at which time they are converted into shares of our Common Stock unless the executive previously has elected a longer deferral period. Dividends equal to any dividends paid on shares of our Common Stock are accrued to the account of an RSU holder and are paid to the holder at the time such RSUs actually vest. Based on elections made prior to December 31, 2007, for the fiscal year ended December 31, 2008, Messrs. Higgins, Burditt, Coppinger, Celtruda and Robbins elected to defer 100%, 75%, 50%, 35%, and 80% of their respective bonuses into RSUs.

Long-Term Equity Incentives

The Company’s policy is that executives’ long-term compensation should promote both the long-term retention of key executives as well as improvements to the value provided to stockholders by aligning executives’ interests with the interests of our stockholders. The following is a summary of the Company’s long-term equity incentive program in effect through 2006. The Company implemented a new long-term equity incentive program for 2007, as further described below.

Under the program in effect through 2006, based on the recommendation of CFS Consulting, Inc. (“CFS Consulting”), the Company’s prior independent compensation consultant, the Compensation Committee set the value to be awarded in 2006 based on 125% of base salary for the Chief Executive Officer, 100% of base salary for the Chief Operating Officer, 90% of base salary for the Chief Financial Officer, and 70% of base salary for certain Group Vice Presidents.

In consultation with Watson Wyatt, the Compensation Committee developed and approved a revision to our long-term equity incentive program beginning in 2007. To further promote the Company’s goals of retaining key executives and motivating such executives to achieve results that improve stockholder value by more closely aligning the executives’ interests with the interests of our stockholders, our revised long-term equity incentive program transitions, over a four-year period, from the Company’s practice of grants of time-vested RSUs to grants of a mixture of time-vested RSUs and performance-based restricted stock units (“Performance-Based RSUs”). Performance-Based RSU payouts are in the form of our Common Stock but are contingent on the Company’s performance against a pre-set objective (currently a targeted return on invested capital (“ROIC”) goal to be set by the Compensation Committee). It is expected that the attainment of the ROIC goal will result in 100% of the shares covered by the applicable Performance-Based RSU grant to be earned, and the Compensation Committee will determine the percentage of shares that will be earned at various achievement levels below or above the targeted ROIC. Any shares of our Common Stock earned pursuant to any Performance-Based RSU grant will be subject to ratable vesting over a four-year period from the date of the Performance-Based RSU grant.

Under the initial phase-in period in 2007, Mr. Bloss received grants of RSUs equal to the same percentage of base salary received in 2006 as set forth above and our Named Executive Officers (other than Mr. Bloss and Mr. Burditt who was not yet employed by the Company) received grants of RSUs equal to two times the percentage of their respective base salary received in 2006 as set forth above. However, unlike the three-year vesting for RSUs granted in 2006, RSUs granted in February 2007 to our Named Executive Officers (other than Messrs. Bloss and Burditt) vest ratably over a six-year period. The RSUs granted at that time to Mr. Bloss were to vest ratably over a four-year period; however, in connection with his March 1, 2008 retirement, the vesting of all of his outstanding equity awards was accelerated to his retirement date. The RSUs granted at that time to Mr. Smith were to vest ratably over a six-year period; however, in connection with his March 1, 2008 retirement, the vesting of a portion of his outstanding equity awards was accelerated to his retirement date. As part of the revised approach to our long-term equity incentive program, if the Company’s actual ROIC achievement for 2008 exceeded the target set by the Compensation Committee, our Named Executive Officers (other than Messrs. Bloss and Smith) would receive an additional grant of RSUs equal to 25% of the original dollar value of their RSU awards granted in February 2007. The Company’s actual ROIC achievement for 2008 exceeded the target set by the Compensation Committee, and in March 2009 the Named Executive Officers (other than Messrs. Bloss and Smith) received these additional grants of RSUs which vest ratably over a four-year period.

The amount of RSUs and Performance-Based RSUs awarded to each Named Executive Officer is determined by dividing the amount of such Named Executive Officer’s long-term incentive award by the fair market value of the Company’s Common Stock at the time of grant. These RSUs and Performance-Based RSUs entitle the recipient to one share of our Common Stock for each RSU and Performance-Based RSU upon vesting. At the time of the RSU and Performance-Based RSU grant, the recipient may elect to defer receipt of shares upon vesting until a later date. As with any RSUs or Performance-Based RSUs granted in lieu of cash bonus compensation, cash dividends are credited to the holder’s account for each non-vested RSU and Performance-Based RSU and are paid in cash upon vesting, whether or not actual receipt of the shares has been deferred until a later date.

In 2008, other than Messrs. Higgins and Burditt, as described below, none of the Named Executive Officers received any long-term equity incentive awards. In connection with his elevation to the position of Chief Executive Officer, Mr. Higgins received 8,232 RSUs, which will vest one-fifth per year over a five year period. This RSU award was granted to Mr. Higgins to align the measure of his long term equity incentive compensation with his increased base salary and performance-based incentive compensation resulting from his elevation to the position of Chief Executive Officer. In addition, to compensate Mr. Higgins for his willingness to forfeit participation in the Company’s supplemental executive retirement plan, he received a RSU award with the number of units equal to $1,400,000 divided by the closing market price of the Company’s stock on the award date. These RSUs vested 15% immediately upon award with the remainder to vest in equal installments over a thirteen-year period from the date of the award.

In connection with the commencement of his employment as our Chief Financial Officer, Mr. Burditt received a RSU award with the number of units equal to $540,000 divided by the closing market price of the Company’s stock on the award date, and which RSUs vest ratably over a four-year period. As part of Mr. Burditt’s RSU award, if the Company’s actual ROIC achievement for 2008 exceeded the target set by the Compensation Committee, as described above, Mr. Burditt would receive an additional grant of RSUs equal to 25% of the original dollar value of his RSU award. As described above, the Company’s actual ROIC achievement for 2008 exceeded the target set by the Compensation Committee, and in March 2009 Mr. Burditt received this additional grant of RSUs, which RSUs will vest ratably over a four-year period. Mr. Burditt also received a cash bonus of $200,000 in connection with the commencement of his employment in recognition of his forfeiture of certain incentive awards granted by his previous employer.

In 2009, for all Named Executive Officers, 75% of the long-term equity incentive awards have been granted in the form of RSUs and 25% have been granted in the form of Performance-Based RSUs. In 2010 we expect that for all Named Executive Officers, 50% of the long-term equity incentive awards will be granted in the form of RSUs and 50% will be granted in the form of Performance-Based RSUs. Both RSU and Performance-Based RSU grants made in 2009 and 2010 are expected to vest ratably over a four-year period.

Stock Ownership Guidelines

To further align the interests of the directors and executive officers of the Company with the interests of the stockholders, the Company has adopted Stock Ownership Guidelines for Directors and Executive Officers. These guidelines, which were formally adopted by the Company’s Board of Directors on February 21, 2006, establish an expectation that, within a five-year period, each director and executive officer shall achieve and maintain an equity interest in the Company at least equal to a specified multiple of such individual’s annual base salary or director’s fee. The applicable multiples are as follows:

Position	Target
Chief Executive Officer	5x annual base salary
Chief Operating Officer	3x annual base salary
Chief Financial Officer	3x annual base salary
Group and Corporate Vice Presidents	2x annual base salary
Non-employee Director	3x value of annual retainer

In calculating an individual’s equity interest, credit is given for the value of actual shares of Common Stock owned beneficially, the after-tax value of all vested stock options and RSU awards, and the after-tax value of RSUs which the individual has received in lieu of either bonus compensation or annual director’s retainer.

Retirement Benefits

Consistent with the Company’s philosophy that compensation should promote the long-term retention of key executives and be competitive with industry peers, the Company sponsored a qualified noncontributory defined benefit pension plan for eligible salaried employees (the “Retirement Plan”) and a nonqualified noncontributory defined benefit supplemental plan for certain highly compensated employees (the “SERP”). The eligibility requirements of the Retirement Plan were generally the attainment of age 21 and the completion of at least 1,000 hours of service in a specified 12-month period. The assets of the Retirement Plan are maintained in a trust fund at an independent investment firm. The Retirement Plan is administered by a retirement plan committee comprised of Company executives appointed by the Board of Directors. The Retirement Plan provides for monthly benefits to, or on behalf of, each participant at age 65 and has provisions for early retirement after age 55 and five years of service and surviving spouse benefits after five years of service. Participants in the Retirement Plan who terminate employment prior to retirement with at least five years of service are vested in their accrued retirement benefit. The Retirement Plan is subject to the Employee Retirement Income Security Act of 1974, as amended. The normal retirement benefit for participants in the pension plan is an annuity payable monthly over the participant’s life. If the participant is married, he or she will receive a spousal joint and 50% survivor annuity, unless an election out is made. Generally, the annual normal retirement benefit is an amount equal to 1.67% of the participant’s final average compensation (as defined in the Retirement Plan), reduced by the maximum offset allowance (as defined in the Retirement Plan) multiplied by years of service (with a maximum of 25 years). Compensation recognized under the Retirement Plan for purposes of the calculation above generally includes base salary and annual bonus. Annual compensation in excess of an IRS-prescribed limit is disregarded for all purposes under the Retirement Plan. For 2008, the limit was $230,000.

The SERP provides additional monthly benefits to (i) a select group of key executives, which includes our former Chief Executive Officer and former Chief Financial Officer, (ii) individuals who were projected to receive reduced benefits as a result of changes made to the pension plan to comply with the Tax Reform Act of 1986, (iii) executives who will be affected by Internal Revenue Service limits on compensation under the Retirement Plan, and (iv) individuals who deferred compensation under the qualified Retirement Plan. The SERP is not a tax-qualified plan, and is subject to certain provisions of the Employee Retirement Income Security Act of 1974, as amended. The SERP is not funded. Certain “tier one” benefits are provided under the SERP to a select group of key executives, which includes Messrs. Bloss and Smith. The annual benefit payable at normal retirement is equal to the difference between (x) 2% of the highest three year average compensation multiplied by years of service up to ten years, plus 3% of average compensation times years of service in excess of ten years, to a maximum of 50% of average compensation, less (y) the annual benefit payable under the Retirement Plan formula described above. Normal retirement age under tier one is age 62.

Based on a desire for cost and funding predictability and consultation with Watson Wyatt, as of July 1, 2006, we froze the accrued pension benefits of the Retirement Plan participants. Under the revised Retirement Plan, such participants generally do not accrue any additional benefits under the Retirement Plan after July 1, 2006 (although vesting for unvested participants continues until full vesting) and will instead receive enhanced benefits associated with our defined contribution 401(k) plan described below. In order to provide continuity and honor commitments made to key executives in connection with their retention, the SERP was not frozen in connection with the 2006 revisions to the Retirement Plan and benefits under the SERP continued to accrue. However, based on a desire to ensure compliance with Section 409A of the Internal Revenue Code and for cost funding predictability and in consultation with Watson Wyatt, we have elected to fully-vest all active participants as of December 31, 2008 and to facilitate a mandatory cash-out distribution to all active and terminated employee participants (other than the tier 1 participants). Former recipients of SERP tier one benefits remain eligible to participate in our defined contribution 401(k) plan described below; however, due to the benefits provided under the SERP, prior to January 1, 2009, such tier one recipients did not receive the enhanced benefits under our 401(k) plan that were implemented in connection with the revisions to the Retirement Plan. Messrs. Bloss and Smith each retired effective March 31, 2008, and at that time, Mr. Higgins forfeited participation in the SERP in exchange for a RSU award, as discussed above. Accordingly, there are no longer any active tier one benefits recipients.

The Company maintains a defined contribution 401(k) plan in which substantially all of our U.S. employees, including the Named Executive Officers are eligible to participate, except for our former Chief Executive Officer and former Chief Financial Officer as of their respective retirement dates. In conjunction with the freeze of the Retirement Plan on July 1, 2006 and the enhancements to the qualified 401(k)

plan, we implemented a nonqualified 401(k) excess plan in 2007 to provide benefits that would have otherwise been provided under the qualified 401(k) plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Company employees, including the Named Executive Officers, who reach the maximum limits in the qualified 401(k) plan will generally be eligible for the 401(k) excess plan. As mentioned above, in connection with the freeze of the Retirement Plan on July 1, 2006, our employees receive enhanced benefits under our 401(k) plan. Each year, commencing with fiscal year 2008, the Company makes an automatic core contribution on behalf of each participant equal to 2.5% of the participant’s compensation during the recently concluded fiscal year (regardless of whether the participant contributes to the plan). In addition, the Company makes an additional matching contribution on behalf of each participant equal to 50% of the first 5% of compensation contributed to the plan by the participant. As described above, prior to 2009, the Named Executive Officers who were tier one participants in the SERP did not receive core or matching contributions from the Company.

Perquisites and Other Benefits

The Company provides the Named Executive Officers with certain limited perquisites and other personal benefits that the Company and the Compensation Committee believe are reasonable and consistent with the overall compensation program objective of enabling the Company to attract and retain superior employees for key positions. The Compensation Committee periodically reviews the levels of perquisites and other personal benefits provided to the Named Executive Officers. In 2008 Messrs. Higgins, Burditt, Coppinger, and Robbins received monthly car allowances of $1,250, $1,000, $700, and $700, respectively. In addition, with respect to our Chief Executive Officer, the Company also pays for tax preparation and planning services and the initiation and annual dues associated with a country club membership of his choice. In the case of the country club membership fees, we believe this perquisite to be appropriate in that it provides an appropriate forum for off-site business meetings as well as customer and supplier entertainment.

Tax Deductibility of Compensation

Section 162(m) of the Internal Revenue Code limits the deductibility on the Company’s tax return of compensation over $1 million to any of the Named Executive Officers unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by our stockholders. The Company’s policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted while simultaneously providing our executives with appropriate rewards for their performance.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION AND

OTHER PAYMENTS TO THE NAMED EXECUTIVE OFFICERS

The following sections provide a summary of cash and certain other amounts we paid for the year ended December 31, 2008 to the Named Executive Officers. Except where noted, the information in the Summary Compensation Table generally pertains to compensation to the Named Executive Officers for the year ended December 31, 2008. Therefore, we encourage you to read the following tables closely. The narratives preceding the tables and the footnotes accompanying each table are important parts of each table. Also, we encourage you to read this section in conjunction with the Compensation Discussion and Analysis, above.

COMPENSATION SUMMARY

The following table details the compensation of (i) our Chief Executive Officer, our Chief Financial Officer, our former Chief Executive Officer and our former Chief Financial Officer and (ii) our three other most highly compensated executive officers during the fiscal year ended December 31, 2008. For a discussion of the material factors in determining executive compensation and the amounts presented below see the Compensation Discussion and Analysis on pages 9 and 11 under the headings “Setting Executive Compensation” and “2008 Executive Compensation Components.”

Summary Compensation Table

Name and Principal Position	Year	Salary ($)	Stock Awards ($) (1)	Option Awards ($) (2)	Non-Equity Incentive Plan Compensation ($) (3)		Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (4)	All Other Compensation ($) (5)		Total ($)
(a)	(b)	(c)	(e)	(f)	(g)		(h)	(i)		(j)
A. William Higgins,	2008	$514,000	$657,437	$60,787	$693,000	(6)	$—	$19,091		$1,944,315
Chairman and Chief Operating Officer	2007	310,000	306,951	60,787	287,242	(6)	47,171	14,655		1,026,807
	2006	280,000	181,156	60,787	198,976	(6)	53,373	13,275		787,567
Frederic M. Burditt, (7)	2008	254,000	123,745	—	310,200	(8)	—	239,231	(9)	927,176
Vice President, Chief Financial Officer and Treasurer
Paul M. Coppinger,	2008	259,300	158,751	27,945	271,700	(10)	19,593	25,787		763,076
Group President, Circor Energy Products	2007	230,000	159,976	39,100	144,900	(10)	—	17,076		591,053
	2006	219,000	120,444	56,829	167,970	(10)	30,176	12,394		606,813
Christopher R. Celtruda, (11)	2008	224,600	85,019	—	157,860	(12)	—	567,259	(13)	1,034,639
Group Vice President and General Manager Aerospace Products	2007	207,000	68,865	—	113,735	(12)	—	137,148		526,748
Wayne F. Robbins, (14)	2008	226,800	117,998		155,879	(15)	—	22,138		522,815
Group Vice President, Circor Flow Technologies
							—
Former Executive Officers
David A. Bloss, Sr.,	2008	97,400	24,759	10,829	—		1,372,630	43,196		1,548,814
Former Chairman and Chief Executive Officer	2007	563,000	2,451,491	620,315	644,150	(16)	569,687	39,739		4,888,382
	2006	540,000	515,085	383,818	560,669	(16)	721,858	35,683		2,757,113
Kenneth W. Smith,	2008	48,000	194,143	—	25,483	(17)	251,187	46,984		567,797
Former Senior Vice President, Chief Financial Officer and Treasurer	2007	278,000	315,563	214,850	225,607	(17)	117,343	17,533		1,168,896
	2006	270,000	148,900	123,962	190,729	(17)	151,307	15,815		900,713

(1)

The amounts shown in this column reflect the dollar amounts recognized in accordance with SFAS 123R for financial statement reporting purposes for the fiscal year ended December 31, 2008 with respect to RSU awards under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and RSUs purchased under the MSPP and thus include amounts attributable to RSUs granted in and prior to 2008. During 2007, Messrs. Bloss and Smith entered into retirement agreements which provided for accelerated vesting of certain RSUs. The amounts shown for the year 2007 in this column for Messrs. Bloss and Smith respectively include $1,778,922 and $39,960 associated with retirement related accelerated vesting expenses. In 2008, Mr. Higgins received a RSU award which provided for immediate vesting of certain RSUs. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(2)	The amounts shown in this column reflect the dollar amounts recognized in accordance with SFAS 123R for financial statement reporting purposes for the year ended December 31, 2008 in connection with stock options granted under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan. The Company ceased granting stock options to employees and directors in 2005, and thus the amounts shown in this column are attributable to stock options granted prior to 2006. During 2007, Messrs. Bloss and Smith entered into retirement agreements which provided for accelerated vesting of certain options. The amounts shown in this column for Messrs. Bloss and Smith respectively include $367,291 and $135,210 associated with retirement related accelerated vesting expenses. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(3)	The amounts shown in this column reflect amounts earned for performance under our 2008 management bonus plan. Our executives are also eligible to participate in our MSPP, a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, pursuant to which executives may make an advance election to receive RSUs in lieu of a specified percentage or dollar amount of such executive’s annual cash bonus. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the incentive bonuses are paid or otherwise would be paid and generally vest in whole after a three-year period, at which time they are converted into shares of our Common Stock unless the executive previously has elected a longer deferral period. Based on elections made prior to December 31, 2007, for the fiscal year ended December 31, 2008, Messrs. Higgins, Burditt, Coppinger, Celtruda and Robbins elected to defer 100%, 75%, 50%, 35% and 80% respectively of their respective bonus amounts shown above into RSUs. RSUs were issued as of March 2, 2009 by dividing the named executive officer’s election amount by $14.89 (the “2008 RSU Cost”), which was 67% of $22.23, the closing price of our Common Stock on February 27, 2009, the trading day immediately preceding the award date. The compensation expense associated with the 33% discounted purchase price of these RSUs will be recognized over the three-year vesting period. Accordingly, these amounts will be included in column (e)—“Stock Awards” of the Summary Compensation Table in future years as such amounts are recognized.

(4)	The amounts shown in this column reflect the aggregate change in actuarial present value of the named executive officer’s accumulated benefit under our Retirement Plan and the SERP from December 31, 2006 to December 31, 2008. There were no above-market or preferential earnings on compensation that was deferred on a basis that is not tax-qualified. Present values as of December 31, 2006 are based on a 5.80% discount rate. Present values as of December 31, 2007 are based on a 6.25% discount rate. Present values as of December 31, 2008 are based on a 6.25% discount rate. All present values assume commencement at normal retirement age with no mortality before commencement and RP-200.

(5)	See “2008 All Other Compensation Table” for specific items in this category.

(6)	Mr. Higgins received 46,528, 8,810, and 8,197 RSUs in lieu of receiving his entire incentive bonus of $693,000, $287,242 and $198,976 for 2008, 2007 and 2006, respectively. The number of RSUs was determined by dividing $693,000, $287,242 and $198,976 by the 2008, 2007 and 2006 RSU costs, respectively.

(7)	Compensation for Mr. Burditt is provided only for 2008 because he was not a Named Executive Officer in 2006 or 2007.

(8)	Mr. Burditt received 15,620 RSUs in lieu of receiving 75% of his 2008 incentive bonus of $232,650. This number of RSUs was determined by dividing $174,488 by the 2008 RSU Cost.

(9)	As part of the compensation structure for Mr. Burditt, he received a cash bonus of $200,000 in connection with the commencement of his employment with us effective February 11, 2008 in recognition of his forfeiture of certain incentive awards granted by his previous employer.

(10)	Mr. Coppinger received 9,121, 2,222 and 3,459 RSUs in lieu of receiving 50% of his incentive bonus of $271,700, $144,900 and $167,970 for 2008, 2007 and 2006, respectively. The number of RSUs was determined by dividing $135,850, $72,450 and $83,964 by the 2008, 2007 and 2006 RSU costs, respectively.

(11)	Compensation for Mr. Celtruda is provided only for 2007 and 2008 because he was not a Named Executive Officer in 2006.

(12)	Mr. Celtruda received 3,710 and 1,744 RSUs in lieu of receiving 35% and 50% of his incentive bonus of $157,860 and $113,735 for 2008 and 2007, respectively. The number of RSUs was determined by dividing $55,251 and $56,867 by the 2008 and 2007 RSU costs, respectively.

(13)

Under the terms of a letter agreement dated December 30, 2008, between the Company and Mr. Celtruda, the Company agreed to reimburse Mr. Celtruda for a portion of certain real estate related losses he incurred in connection with the Company’s relocation of Mr. Celtruda upon his hiring in June 2006. Mr. Celtruda is a valued executive whose leadership has resulted in substantial improvement of the performance of our Aerospace Products Group. Due to market conditions beyond his control, the value of Mr. Celtruda’s residence in Corona, California diminished approximately 50% since it was purchased by Mr. Celtruda at the time of his relocation. At the same time, market conditions prevented Mr. Celtruda from successfully selling his family home in Phoenix, Arizona. Under the letter agreement, the Company agreed to purchase Mr. Celtruda’s home in Corona, California at its then current fair market value and to make payment on Mr. Celtruda’s behalf of an additional approximately $488,000 to payoff the outstanding mortgage on the Corona property. In connection with this compensatory arrangement, Mr. Celtruda was not compensated for any of the equity investment that he lost as a result of the diminution in value of his Corona home. The letter agreement also provided for the Company to pay such amounts to Mr. Celtruda as are necessary to cover all federal and state income taxes pertinent to this transaction on a grossed-up basis. Subject to certain exceptions, the letter agreement specifies an obligation by Mr. Celtruda to reimburse a portion of the Company’s payments in the event that his employment with the Company terminates prior to December 31, 2012 according to a prescribed schedule. The terms of the letter agreement were approved by the Compensation Committee, which determined that, among other things, this compensatory arrangement served as a means to retain the employment of Mr. Celtruda for the benefit of the Company. The amount reported for Mr. Celtruda also includes certain other relocation expenses.

(14)	Compensation for Mr. Robbins is provided only for 2008 because he was not a Named Executive Officer in 2006 or 2007.

(15)	Mr. Robbins received 8,373 RSUs in lieu of receiving 80% of his 2008 incentive bonus of $155,879. This number of RSUs was determined by dividing $124,703 by the 2008 RSU Cost.

(16)	Mr. Bloss received 19,757 and 23,097 RSUs in lieu of receiving his entire incentive bonus of $644,150 and $560,669 for 2007 and 2006, respectively. The number of RSUs was determined by dividing $644,150 and $560,669 by the 2007 and 2006 RSU costs, respectively.

(17)	Pursuant to Mr. Smith’s amended and restated retirement agreement he received two twelfths of his target 2008 bonus. He received 6,919 and 3,928 RSUs in lieu of receiving 100% and 50% of his incentive bonus of $225,607 and $190,729 for 2007 and 2006, respectively. The number of RSUs was determined by dividing $225,607 and $95,349 by the 2007 and 2006 RSU costs, respectively.

2008 All Other Compensation Table

Name	Year	Perquisites and Other Personal Benefits ($) (1)	Tax Preparation and Financial Planning ($)	Insurance Premiums ($) (2)	Severance Payments/ Accruals ($)	Relocation Payments ($)		Payments Relating to Employee Savings Plan ($) (3)	Other ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)	(j)
A. William Higgins	2008 2007 2006	$15,185 12,000 12,000	$ — —	$1,225 810 810	— —	— —		— —	$2,681 1,845 465	$19,091 14,655 13,275
Frederic M. Burditt	2008	11,000		1,639		$21,996		$4,596	200,000	239,231
Paul M. Coppinger	2008 2007 2006	9,100 8,400 8,400	— —	830 721 419	— —	— —		4,544 4,903 2,394	1 313 3,052 1,181	25,787 17,076 12,394
Christopher R. Celtruda	2008 2007	—	—	473 392	—	554,726 130,908	(5)	11,485 5,707	475 141	567,159 137,148
Wayne F. Robbins	2008	8,750		2,151				10,508	729	22,138
David A. Bloss, Sr.	2008 2007 2006	3,000 24,575 24,350	1,280 2,843	446 2,322 2,322	— —	— —		— —	39,751 11,562 6,168	43,196 39,739 35,683
Kenneth W. Smith	2008 2007 2006	2,308 12,000 12,000	— —	446 2,322 2,322	— —	— —		— —	44,231 3,211 1,493	46,984 17,533 15,815

(1)	The amounts shown in this column reflect each executive’s annual car allowance.

(2)	The amounts shown in this column reflect group term life insurance premiums paid on behalf of each executive.

(3)	The amounts shown in this column reflect company matching contributions to the named executive’s 401(k) savings account of 2.5% of pay up to the limitations imposed by IRS regulations. Employees became eligible for the company match beginning on July 1, 2006 in connection with revisions to the defined benefit Retirement Plan and enhancements to the Company’s defined contribution Savings Plan. Named Executive Officers eligible to participate in the SERP (Messrs. Bloss, Higgins and Smith) do not receive the Company match. See Retirement Benefits on page 15.

(4)	The amounts shown in this column reflect dividend equivalents paid on RSUs and $19,848 and $42,412 of unused vacation time paid to Messrs. Bloss and Smith in connection with their 2008 retirements.

(5)	See footnote 13 to the Summary Compensation Table above.

2008 Grants of Plan-Based Awards

The following table summarizes the grant of plan-based awards made to our Named Executive Officers. For a discussion of these grants please see the Compensation Discussion and Analysis on pages 11 and 13 under the headings “Performance-Based Annual Incentive Compensation” and “Long-Term Equity Incentives.”

	Grant Date	Board Approval Date	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)			Stock Awards: Number of Shares of Stock or Units (#)		Closing Price of Stock on Grant Date ($/Sh)	Grant Date Fair Value of Stock Awards ($) (2)
Name			Threshold ($)	Target ($)	Maximum ($)
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)	(i)
A. William Higgins	—	2/19/08	0	$393,750	$787,500	—		—	—
	2/26/08	2/19/08	—	—	—	8,810	(4)	$48.66	$428,695
Frederic M. Burditt	—	2/19/08	0	165,000	330,000	—		—	—
	2/11/08	1/24/08	—	—	—	12,974	(3)	$41.62	539,978
Paul M. Coppinger	—	2/19/08	0	143,000	286,000	—		—	—
	2/26/08	2/19/08	—	—	—	2,222	(5)	$48.66	108,123
Christopher R. Celtruda	—	2/19/08	0	112,500	225,000	—		—	—
	2/26/08	2/19/08	—	—	—	1,744	(6)	$48.66	84,863
Wayne F. Robbins	—	2/19/08	0	113,500	227,000	—		—	—
	2/26/08	2/19/08	—	—	—	2,045	(7)	$48.66	108,123
David A. Bloss, Sr.	2/26/08	2/19/08	—	—	—	19,757	(8)	$48.66	961,376
Kenneth W. Smith (9)

(1)	The amounts shown in these columns reflect the potential value of the payout for each Named Executive Officer under our 2008 management bonus plan if the threshold, target or maximum goals are satisfied for all performance measures. The potential payouts are performance-driven and therefore completely at risk. The general performance goals are described in the Compensation Discussion and Analysis on page 11 under the heading “Performance-Based Annual Incentive Compensation.” The amounts actually earned for the fiscal year ended December 31, 2008 are reported in the “Non-Equity Incentive Plan Compensation” column of the Summary Compensation Table. Subject to elections to defer such amounts into RSUs as described in footnote 3 of the Summary Compensation Table, amounts earned were paid during March 2008.

(2)	For 2008, equity incentive plan awards are not tied to performance goals. Accordingly, time vesting is the only condition to realization of the underlying shares and the amounts shown in this column therefore reflect the grant date fair value of each equity award as determined in accordance with SFAS 123R.

(3)	The amounts reflect an initial long term incentive grant in form of RSUs related to the commencement of Mr. Burditt’s employment with the Company.

(4)	Mr. Higgins received 8,810 RSUs in lieu of receiving his entire fiscal 2007 incentive bonus of $287,242.

(5)	Mr. Coppinger received 2,222 RSUs in lieu of receiving 50% of his fiscal 2007 incentive bonus of $144,900.

(6)	Mr. Celtruda received 1,744 RSUs in lieu of receiving 50%of his fiscal 2007 incentive bonus of $113,735.

(7)	Mr. Robbins received 2,045 RSUs in lieu of receiving 80% of his fiscal 2007 incentive bonus of $83,377.

(8)	Mr. Bloss received 19,757 RSUs in lieu of receiving 100% of his fiscal 2007 incentive bonus of $644,150.

(9)	Mr. Smith did not receive any grants of plan based awards during 2008.

Outstanding Equity Awards At Fiscal Year-End

	Option Awards				Stock Awards
Name	Number of Securities Underlying Unexercised Options (#) (1)	Number of Securities Underlying Unexercised Options (#) (1)	Option Exercise Price ($)	Option Expiration Date	Stock Award Grant Date	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($) (2)
	Exercisable	Unexercisable
(a)	(b)	(c)	(d)	(e)	(f)	(g)		(h)
A. William Higgins	16,680	11,120	$24.90	02/18/2015	—	—		—
	—	—	—	—	2/27/2006	2,996		$82,390	(3)
	—	—	—	—	2/26/2007	12,881		354,228	(3)
					3/1/2008	8,232		226,380	(5)
					5/6/2008	26,125		718,437	(6)
	—	—	—	—	2/27/2006	13,541		372,378	(4)
	—	—	—	—	2/26/2007	8,197		225,418	(4)
					2/26/2008	8,810		242,275	(4)
Frederic M. Burditt					2/11/2008	12,974		356,785	(3)
Paul M. Coppinger	—	1,260	23.80	1/06/2014	—	—		—
	—	2,520	24.90	2/18/2015	—	—		—
	280	560	22.97	4/21/2015	—	—		—
	—	—	—	—	2/27/2006	1,778		48,895	(3)
	—	—	—	—	2/26/2007	7,053		193,958	(3)
	—	—	—	—	2/27/2006	9,728		267,520	(4)
	—	—	—	—	2/26/2007	3,459		95,123	(4)
	—	—	—	—	2/26/2008	2,222		61,105	(4)
Christopher R. Celtruda	—	—	—	—	6/15/2006	939		25,823	(3)
	—	—	—	—	2/26/2007	6,440		177,100	(3)
					2/26/2007	898		24,695	(4)
					2/26/2008	1,744		47,960	(4)
Wayne F. Robbins	—	—	—	—	6/15/2006	1,755		48,263	(3)
	—	—	—	—	2/26/2007	6,763		185,983	(3)
	—	—	—	—	2/26/2007	2,279		62,673	(4)
					2/26/2008	2,045		56,238	(4)
David A. Bloss, Sr.	—	—	—	—	5/1/2008	1,028	(7)	28,270	(7)
Kenneth W. Smith	—	—	—	—
	—	—	—	—

(1)

All stock options listed in this column were granted pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan. All such stock options have a ten-year option term and vest ratably 20% per year generally beginning on the first anniversary of the date of grant indicated below. However, commencement of the five-year vesting with respect to the stock options granted to Mr. Coppinger on 10/29/2001 was triggered by attainment of certain performance criteria applicable to grants to Mr. Coppinger and certain other employees on that date; as a result, the first 20% of such stock options became vested on 12/5/03 with an additional 20% vesting on each subsequent December 5 th until fully vested on 12/5/2007.

Expiration Date	Grant Date
01/06/2014	01/06/2004
02/18/2015	02/18/2005
04/21/2015	04/21/2005

(2)	The amounts shown in this column reflect the market value of unvested RSUs calculated by multiplying the number of such unvested RSUs by $27.50, the closing price of our Common Stock on December 31, 2008, the last trading day in 2008.

(3)	The amounts reflect the unvested portion of long term incentive grants in form of RSUs pursuant to our Amended and Restated 1999 Stock Option and Incentive Plan. Such grants vest in equal installments of one-third or one-sixth per year generally beginning on the first anniversary of the date of grant, subject to any longer deferral period selected by the executive.

(4)	The amounts reflect the unvested portion of RSUs pursuant to the MSPP provisions allowing executives to receive RSUs in lieu of a specified percentage or dollar amount of their annual incentive cash bonus. Such RSUs vest in whole on the date that is three years from the date of the grant, at which time they convert into shares of Common Stock unless the executive has selected a longer deferral period. Awards with a grant date of February 26, 2008 vest on February 26, 2011.

(5)	Mr. Higgins received RSUs in connection with his elevation to CEO on March 1, 2008.

(6)	Mr. Higgins received RSU award in exchange for his agreement to forfeit participation in the SERP. See the Retirement Benefit section for additional details.

(7)	On May 1, 2008 Mr. Bloss received an annual equity incentive grant. See Director Compensation section for further details.

2008 Option Exercises and Stock Vested

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#) (1)	Value Realized on Exercise ($) (2)	Number of Shares Acquired on Vesting (#) (3) (4)	Value Realized on Vesting ($) (5)
(a)	(b)	(c)	(d)	(e)
A. William Higgins (6)	—	—	13,283	$620,788
Frederic M. Burditt (7)	—	—	—	—
Paul M. Coppinger (8)	6,520	$185,673	5,253	238,418
Christopher R. Celtruda (9)	—	—	2,227	110,762
Wayne F. Robbins (10)	—	—	3,107	143,933
David A. Bloss, Sr. (11)	56,000	1,429,310	121,380	5,524,498
Kenneth W. Smith (12)	18,120	446,019	11,952	543,671

(1)	All stock option exercises consisted of cashless exercises performed through open market transactions effected by a stockbroker of the named executives choosing.

(2)	The amounts shown in this column reflect the value realized on exercise of stock options computed by multiplying the number stock options exercised times the difference in value between the market price at which the underlying shares were sold and the grant price of the stock options prior to withholding of income taxes.

(3)	With respect to shares acquired upon vesting of restricted stock units, each named executive elected to have shares withheld to pay associated income taxes. The number of shares reported represents the gross number prior to withholding of such shares.

(4)	As indicated in the notes below, in certain cases, the actual receipt of shares underlying vested RSUs may have been deferred pursuant to a previous election made by the executive. This table reports the number of shares vested regardless of whether distribution actually was made.

(5)	The amounts shown in this column reflect the value realized upon vesting of RSUs computed by multiplying the number RSUs vested (prior to withholding of any shares to pay associated income taxes) times the fair market value of the our Common Stock on the date of vesting.

(6)	Mr. Higgins had RSUs vest during 2008 as follows: 3,100 shares with a market price of $43.11 on February 18, 2008, 2,997 shares with a market price of $46.91 on February 27, 2008, 2,576 shares with a market price of $46.70 on March 26, 2008, and 4,610 shares with a market price of $49.08 on May 6, 2008.
(7)	Mr. Burditt joined the company on February 11, 2008 and had no option exercises or stock vesting during 2008.

(8)	Mr. Coppinger exercised 2,000, 2,000, and 1,260, stock options on March 13, 2008 and 1,260 stock options on March 14, 2008 with exercise prices of $16.32, $13.90, $23.80,and $24.90, respectively, and each with a market price of $47.16. Mr. Coppinger had RSUs vest during 2008 as follows: 1,898 shares with a market price of $43.11 on February 18, 2008, 1,779 shares with a market price of $46.91 on February 27, 2008, 166 shares with a market price of $43.95 on April 21, 2008, and 1,411 shares with a market price of $46.70 on March 26, 2008.

(9)	Mr. Celtruda had RSUs vest during 2008 as follows: 1,288 shares with a market price of $46.70 on March 26, 2008 and 939 shares with a market price of $53.90 on June 15, 2008.

(10)	Mr. Robbins had RSUs vest during 2008 as follows: 1,353 shares with a market price of $46.70 on March 26, 2008 and 1,754 shares with a market price of $46.05 on March 21, 2008.

(11)	Mr. Bloss exercised 20,000, 12,000, and 24,000 stock options on March 13, 2008 with an exercise prices of $13.90 $23.80 and $24.90, respectively all with a market price of $46.26. Mr. Bloss had RSUs vest during 2008 as follows: 6,113 shares with a market price of $43.11 on February 18, 2008, 7,761 shares with a market price of $46.91 on February 27, 2008, and 107,506 shares with a market price of $45.55 on March 1, 2008. The shares vested on March 1, 2008 were accelerated in connection with Mr. Bloss’ retirement.

(12)

Mr. Smith exercised 5,000 stock options on March 13, 2007 with an exercise price of $13.90 and a market price of $46.00; 2,300 stock options on March 13, 2008 with an exercise price of $23.80 and a market price of $46.00; 363 stock options on March 13, 2007 with an exercise price of $24.90 and a market price of $46.00; 550 stock options on March 14, 2008 with an exercise price of $24.90 and a market price of $46.24; 2,300 stock options on March 18, 2008 with an exercise price of $23.80 and a market price of $46.35; and 7,607 stock options on March 18, 2008 with an exercise price of $24.90 and a market price of $46.35. Mr. Smith had RSUs vest during 2008 as follows: 1,874 shares with a market price of $43.11 on February 18, 2008, 2,805 shares with a market price of $46.91 on February 27, 2008, and 7,274 shares with a market price of $45.55 on March 1, 2008. The shares vested on March 1, 2008 were accelerated in connection with Mr. Smith’s retirement.

2008 Pension Benefits

The following table provides information with respect to each pension plan that provides for payments or other benefits at, following, or in connection with retirement. This includes tax-qualified defined benefit plans and supplemental executive retirement plans, but does not include defined contribution plans (whether tax qualified or not). For a discussion of these plans please see the Compensation Discussion and Analysis on page 17 under the heading “Retirement Benefits.”

Name	Plan Name (1)(2)(3)	Number of Years Credited Service (#) (4)	Present Value of Accumulated Benefit ($) (5)	Payments During Last Fiscal Year ($)
(a)	(b)	(c)	(d)	(e)
A. William Higgins	Qualified & Excess	2	$26,504	—
	SERP	—	—	—
Frederic M. Burditt	Qualified & Excess	—	—	—
	SERP	—	—	—
Paul M. Coppinger	Qualified & Excess	6	103,264	—
	SERP	—	—	—
Christopher R. Celtruda	Qualified & Excess	—	—	—
	SERP	—	—	—
Wayne F. Robbins	Qualified & Excess			—
	SERP	—	—	—
David A. Bloss, Sr.	Qualified & Excess	14	1,223,858	$88,220
	SERP	15	2,742,528	198,102
Kenneth W. Smith	Qualified & Excess	7	247,107	15,101
	SERP	8	497,144	30,381

(1)	Participants are eligible for the Qualified and Excess Plans if they are at least 21 years of age and were hired before 2/1/2006.

(2)	Participants are eligible for the Supplemental Plan if named in the plan document.

(3)	Participants are eligible for early retirement at age 55 with 5 years of vested service.

(4)	A full year of service is earned in plan years where the participant worked over 1,000 hours. Partial years of service are granted for years where the participant worked less than 1,000 hours. There have been no ad-hoc additional years of service granted to any participants. No additional years of service are earned under the Qualified and Excess Plans after June 30, 2006 when those plans were frozen (see Compensation Discussion and Analysis on page 17 under the heading “Retirement Benefits.”

(5)	The present value of accumulated benefits is calculated based on the same assumptions as noted in Note 13 (Employee Benefit Plans) to the Company’s audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

2008 Nonqualified Deferred Compensation

As discussed above in the Compensation Discussion and Analysis under the heading “Retirement Benefits,” in conjunction with the freeze of the Retirement Plan on July 1, 2006 and the enhancements to the qualified 401(k) plan, in 2007 we implemented a nonqualified 401(k) excess plan to provide benefits that would have otherwise been provided under the qualified 401(k) plan to certain participants but for the imposition of certain maximum statutory limits imposed on qualified plan benefits (for example, annual limits on eligible pay and contributions). Company employees, including the Named Executive Officers, who reach the maximum limits in the qualified 401(k) plan will generally be eligible for the 401(k) excess plan. As discussed above, each year commencing in fiscal year 2007, the Company will make a matching contribution on behalf of each participant equal to 50% of the first 5% of compensation contributed to the plan by the participant. The Named Executive Officers who were eligible to participate in the SERP, did not receive core or matching contributions from the Company. In addition, each year, commencing with Fiscal 2008, the Company makes an automatic core contribution on behalf of each participant equal to 2.5% of the participant’s prior year compensation during the recently concluded fiscal year (regardless of whether the participant contributes to the plan). To the extent that a matching contribution or core contribution made by the Company would cause a participant to exceed a certain maximum statutory limit imposed on qualified benefits, such matching contribution or core contribution will be contributed to the 401(k) excess plan. The following table shows the 2008 account activity for each Named Executive Officer.

Nonqualified Deferred Compensation At Fiscal Year End

Name	Registrant Contributions in Last Fiscal Year ($)	Aggregate Balance at Last Fiscal Year ($)
A. William Higgins	$7,099	$7,238
Frederic M. Burditt	—	—
Paul M. Coppinger	7,256	4,797
Christopher R. Celtruda	634	647
Wayne F. Robbins	3,972	4,053
David A. Bloss, Sr.	—	—
Kenneth W. Smith	—	—

SEVERANCE AND OTHER BENEFITS UPON

TERMINATION OF EMPLOYMENT OR CHANGE IN CONTROL

In order to achieve our compensation objective of attracting, retaining and motivating qualified executives, we believe that we need to provide the Named Executive Officers (and other executive officers) with severance protections that are consistent with the severance protections offered by our peer group companies. Consistent with the philosophy stated above, in connection with the elevation of Mr. Higgins to Chief Executive Officer, the Company entered into an amended and restated executive change of control agreement with him, as described more fully below. The following section describes the particular benefits that may become payable to the Named Executive Officers, depending on the circumstances surrounding their termination of employment with us. In calculating the amount of any potential payments to the Named Executive Officers under the arrangements described below, we have assumed that the applicable triggering event (i.e., termination of employment or change in control) occurred on December 31, 2008 and that the price per share of our common stock is equal to $27.50, the closing price on December 31, 2008, the last trading day in 2008.

Retirement Agreement with David A. Bloss, Sr.

In connection with the March 1, 2008 retirement of our former Chief Executive Officer, Mr. Bloss (the “Retirement Date”), we entered into a Retirement Agreement (the “Bloss Retirement Agreement”) with Mr. Bloss. Under the terms of the Bloss Retirement Agreement, Mr. Bloss continued as the non-employee Chairman of our Board of Directors until February 25, 2009, following which Mr. Bloss retired from the Board of Directors. In consideration for the services provided by Mr. Bloss as non-employee Chairman until February 2009, we paid Mr. Bloss a stipend of $50,000. During the period between the Retirement Date and February 25, 2009, Mr. Bloss received the annual retainer, meeting fees, equity grants, and other benefits available to our non-employee directors. In addition, the Bloss Retirement Agreement provided that all unvested stock option and restricted stock unit awards previously granted to Mr. Bloss vested and became exercisable on the Retirement Date. On the Retirement Date, the Company’s membership interest in a country club was transferred to Mr. Bloss pursuant to the terms of the Bloss Retirement Agreement.

Retirement Agreement with Kenneth W. Smith

In connection with the retirement of our former Chief Financial Officer, Mr. Smith, we entered into a Retirement Agreement which was subsequently amended and restated to reflect Mr. Smith’s agreement to extend his retirement date from December 31, 2007 to March 1, 2008 (the “Smith Retirement Agreement”). Under the terms of the Smith Retirement Agreement, Mr. Smith received a one time payment equal to two-twelfths of what his target bonus would have been for the 2008 fiscal year were he not retiring. Under the terms of our management bonus plan, Mr. Smith’s target bonus was 55% of his then current base salary of $278,000. As a result, the value of this one-time payment to Mr. Smith was $25,483. In addition, the Smith Retirement Agreement provides for the acceleration of vesting of certain stock options and restricted stock units previously granted to Mr. Smith.

Severance Benefits—Termination of Employment Other than in Connection with Change in Control

With the exception of Mr. Higgins, our executives, including the balance of the Named Executive Officers, are “at will” employees and are not entitled to any benefits upon a termination not in connection with a change in control. Consistent with the philosophy stated above and with the severance agreement we entered into with Mr. Higgins as of March 24, 2008 (the “Severance Agreement”), we believe that severance should be payable to our Chief Executive Officer if his employment is terminated by us without “Cause” or by him for “Good Reason” (as those terms are defined in the Severance Agreement). If Mr. Higgins’ employment is terminated by the Company without “Cause” or by him for “Good Reason,” we believe that providing him with cash severance benefits is consistent with the practices of our peer group companies and provides him with financial security during a period of time when he is likely to be unemployed and seeking new employment.

Severance Agreement with A. William Higgins

Under Mr. Higgins’ Severance Agreement, in the event Mr. Higgins’ employment is terminated during the employment term either by the Company other than for “Cause,” “Death” or “Disability” or by Mr. Higgins for “Good Reason” (as those terms are defined in the Severance Agreement), Mr. Higgins will be entitled to severance pay that generally includes: (1) accrued and unpaid base salary and accrued and unpaid incentive compensation, if any, through the date of termination; (2) an amount equal to two times the sum of Mr. Higgins’ then effective base salary and target bonus opportunity; (3) an amount equal to the product of (x) the bonus compensation Mr. Higgins would have received had he remained with the Company through the entire fiscal year in which the date of termination occurs, times (y) a fraction the numerator of which is the number of calendar days elapsed in the fiscal year as of the termination date and the denominator of which is 365; such amount shall be paid at such later time as bonus payments for the fiscal year in question are generally paid; and (4) the option to continue medical and dental insurance for a period of up to eighteen months from the termination date or as otherwise provided by law under COBRA. The Severance Agreement provides that for a period of twenty-four months after termination of his employment, Mr. Higgins will not compete with the Company or solicit for employment or otherwise hire any employee of the Company. The Severance Agreement further provides that Mr. Higgins may not disclose any confidential information to anyone outside of the Company and conditions his receipt of the benefits described above on his signing a release of claims satisfactory to the Company.

Mr. Higgins’ Severance Agreement was amended in December 2008 to include certain technical amendments to bring it into compliance with Section 409A of the Internal Revenue Code and the regulations thereunder.

Prior to entering into the Severance Agreement, Mr. Higgins was entitled to a severance payment equal to one time his annual base salary in the event he was terminated without “Cause” by the Company. This benefit was granted in connection with the hiring of Mr. Higgins as our Chief Operating Officer, is not currently otherwise available to other executive officers, and is no longer available to Mr. Higgins under the terms of his Severance Agreement.

Severance Agreement with Frederic M. Burditt

We believe that severance should be payable to our Chief Financial Officer if his employment is terminated by us without cause. If Mr. Burditt’s employment is terminated by the Company without cause, we believe that providing him with cash severance benefits is consistent with the practices of our peer group companies and provides him with financial security during a period of time when he is likely to be unemployed and seeking new employment. Under the terms of the Company’s offer letter, Mr. Burditt is entitled to severance equal to one time his annual base salary in the event he is terminated without cause by the Company.

Severance Benefits—Termination of Employment in Connection with Change in Control

Currently, each of our executive officers, including the Named Executive Officers, are entitled to severance benefits in the event of a termination in connection with a change in control. We believe that the occurrence, or potential occurrence, of a change in control transaction will create uncertainty regarding the continued employment of our executive officers, including the Named Executive Officers. This uncertainty results from the fact that many change in control transactions result in significant organizational changes, particularly at the senior executive level. In order to encourage our executive officers to remain employed with the Company during an important time when their prospects for continued employment following the transaction are often uncertain, we provide our executive officers with severance benefits pursuant to a change in control agreement if their employment is terminated by us without “Cause” or by the executive for “Good Reason” (as those terms are defined in the change in control agreements) within twelve months following a change in control. We believe that such executive officers should receive their change in control severance benefits if their employment is constructively terminated in connection with a change in control. Given that none of our executive officers has an employment agreement that provides for fixed positions or duties, or for a fixed base salary or actual or target annual bonus, absent some form of constructive termination severance trigger, potential acquirors could constructively terminate an executive officer’s employment and avoid paying severance. For example, following a change in control, an acquiror could materially demote an executive officer, significantly reduce his salary and/or eliminate his annual bonus opportunity to force the executive officer to terminate his own employment and thereby avoid paying severance. Because we believe that constructive terminations in connection with a change in control are conceptually the same as actual terminations, and because we believe that acquirors would otherwise have an incentive to constructively terminate executive officers to avoid paying severance, the change in control agreements we have entered into with our executive officers permit executive officers to terminate their employment in connection with a change in control for certain “Good Reasons” (as that term is defined in the change in control agreements) that we believe result, in those circumstances, in the constructive termination of the executive officers’ employment. In the event the employment of an executive officer is terminated by the Company following a change in control, we believe that providing these executive officers with cash severance benefits is consistent with the practices of our peer group companies and provides them with financial security during a period of time when they are likely to be unemployed and seeking new employment.

Amended and Restated Change of Control Agreement with A. William Higgins

In connection with the elevation of Mr. Higgins to Chief Executive Officer, the Company entered into an amended and restated executive change of control agreement with Mr. Higgins, effective as of March 1, 2008. This agreement provides that, in the event Mr. Higgins’ employment is terminated within twelve months of a change in control by the Company without “Cause” or by Mr. Higgins for “Good Reason” (as those terms are defined in the change in control agreement), Mr. Higgins will be entitled to severance pay that generally includes: (1) an amount equal to three times the sum of (i) Mr. Higgins’ current base salary and (ii) his highest annual incentive compensation received in any of the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); (2) the payment of such health insurance premiums as may be necessary to allow him and his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years; and (3) the payment of expenses incurred in leasing an automobile (at least equal to the car allowance received prior to termination) for a period of two years. Additionally, in the event of a change in control that occurs after December 31, 2013, if Mr. Higgins would receive a greater economic benefit by receiving payments up to the maximum amount that would not require the payment of excise taxes instead of the full amounts due to him from the Company, his change in control agreement provides that the aggregate payments to Mr. Higgins will be reduced to the maximum amount that would not require the payment of excise taxes. However, in the event a change of control occurs on or prior to December 31, 2013 and the severance payments due to Mr. Higgins exceed 110% of the maximum amount that would not require payment of excise taxes, Mr. Higgins will receive an additional gross-up payment so that the net amount of such payment (after taxes) is sufficient to pay the excise tax, if any, due under the Internal Revenue Code in respect of the payments otherwise to be made by the Company. In the event a change of control occurs on or prior to December 31, 2013 and the severance payments due to Mr. Higgins do not exceed 110% of the maximum amount that would not require payment of excise taxes, the aggregate payments to Mr. Higgins will be reduced to the maximum amount that would not require the payment of excise taxes. With the assistance of Watson Wyatt and its pro-forma modeling, the Compensation Committee determined that the gross-up payment provision was necessary to incent Mr. Higgins to accumulate equity in lieu of cash compensation prior to December 31, 2013. Because of Mr. Higgins’ relatively low cash compensation levels prior to his elevation to Chief Executive Officer, without such a provision, prior to December 31, 2013, Mr. Higgins would be incented to increase his cash compensation each year, rather than his equity awards, in order to reduce the amount of excise tax payments due in connection with a change of control prior to December 31, 2013. Mr. Higgins’ change of control agreement also provides that in consideration of the benefits provided thereunder, during the term of his employment and for one year thereafter, regardless of the reasons for termination of employment, he will not compete with the Company.

Change in Control Agreements with Other Named Executive Officers

The Company has entered into change in control agreements with our executive officers, including the Named Executive Officers, which are substantially identical (except with respect to Mr. Higgins’ agreement, as described above) and provide for certain benefits to be paid to such executive officers in connection with a termination of employment with the Company under the circumstances described below.

If within twelve months after a change in control, an executive officer’s employment is terminated by the Company without “Cause” or such executive officer terminates his employment for “Good Reason” (as those terms are defined in the change in control agreements), such executive officer will be entitled to severance pay that generally includes: (1) (a) for Mr. Burditt, an amount equal to two times and (b) for our other executive officers including Messrs. Coppinger, Celtruda, and Robbins, an amount equal to one times, the sum of (i) such executive officer’s current base salary and (ii) the highest annual incentive compensation received by such executive officer in any of the three immediately preceding fiscal years (excluding any sign-on bonus, retention bonus or any other special bonus); (2) (a) for Mr. Burditt, the payment of such health insurance premiums as may be necessary to allow him and his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years and (b) for our other executive officers including Messrs. Coppinger, Celtruda and Robbins, the payment of such health insurance premiums as may be necessary to allow them and their spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year; and (3) for Mr. Burditt, the payment of expenses incurred in leasing an automobile (at least equal to the car allowance received prior to termination) for a period of two years. In the event of a change of control, the aggregate amount payable to the Named Executive Officers by the Company may, in certain instances, trigger the payment of excise taxes under the Internal Revenue Code. In the event that the applicable Named Executive Officer, except for Mr. Higgins in the event a change of control occurs on or prior to December 31, 2013 as described above, would receive a greater economic benefit by receiving payments up to the maximum amount that would not require the payment of excise taxes instead of the full amounts due from the Company, the change in control agreements provide that the aggregate payments to the Named Executive Officer will be reduced to the maximum amount that would not require the payment of excise taxes. The change in control agreements provide that in consideration of the benefits provided thereunder, during the term of employment and for one year thereafter, regardless of the reasons for termination of employment, the executive will not compete with the Company.

In December 2008, the Company amended its change in control agreements with each of its executive officers, including its Named Executive Officers (except Messrs. Bloss and Smith, who no longer have effective change in control agreements with the Company as a result of their retirements), to include certain technical amendments to bring them into compliance with Section 409A of the Internal Revenue Code and the regulations thereunder.

Other Benefits Received in Connection with a Change of Control

The change of control agreements with our executives, including the Named Executive Officers (except Messrs. Bloss and Smith, as described above), provide for the immediate acceleration of vesting of all stock options and other stock-based awards (including RSUs) in the event of a change of control, notwithstanding whether the executive has been terminated in connection therewith.

The following tables list the estimated amounts that the Named Executive Officers would have become entitled to under a change of control agreement for the Named Executive Officers (other than Messrs. Bloss and Smith, as described above) had their employment with the Company terminated on December 31, 2008 under circumstances described above:

Payments and Benefits	Termination after Change-in-Control
A. William Higgins
Cash Severance (1)	$3,654,000
Stock Options (2)	$72,280
Restricted Stock Units (3)	$2,221,506
Health Care Benefits (4)	$25,368
Other Perquisites (5)	$30,000
Tax Gross-Up (6)	$1,968,532
Total	$7,971,686

(1)	This amount reflects payment to Mr. Higgins that would be equal to three times the sum of (A) his then effective base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(2)	This amount reflects the incremental value to which Mr. Higgins would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(3)	This amount reflects the incremental value to which Mr. Higgins would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(4)	This amount reflects payment to Mr. Higgins that would be equal to the cost of the health insurance premiums necessary to allow Mr. Higgins, his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years from the date of termination.

(5)	This amount reflects payment to Mr. Higgins that would be equal to the cost of his then effective monthly car allowance for a period of two years from the date of termination.

(6)	This amount reflects a tax gross-up payment to which Mr. Higgins would be entitled in connection with his termination and the payment of the above amounts.

Payments and Benefits	Termination after Change-in-Control
Frederic M. Burditt
Cash Severance (1)	$1,220,400
Stock Options	$—
Restricted Stock Units (2)	$356,785
Health Care Benefits (3)	$25,368
Other Perquisites (4)	$24,000
Tax Cutback	$—
Total	$1,626,553

(1)	This amount reflects payment to Mr. Burditt that would be equal to two times the sum of (A) his then effective base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(2)	This amount reflects the incremental value to which Mr. Burditt would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(3)	This amount reflects payment to Mr. Burditt that would be equal to the cost of the health insurance premiums necessary to allow Mr. Burditt, his spouse and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of two years from the date of termination.

(4)	This amount reflects payment to Mr. Burditt that would be equal to the cost of his then effective monthly car allowance for a period of two years from the date of termination.

Payments and Benefits	Termination after Change-in-Control

Paul M. Coppinger
Cash Severance (1)	$531,000
Stock Options (2)	$15,019
Restricted Stock Units (3)	$666,601
Health Care Benefits (4)	$12,684
Tax Cutback	$—
Total	$1,225,304

(1)	This amount reflects payment to the Named Executive Officer that would be equal to the sum of (A) his current base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(2)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(3)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(4)	This amount reflects payments to the Named Executive Officer that would be equal to the cost of the health insurance premiums necessary to allow such Named Executive Officer and his spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year from the date of termination.

Payments and Benefits	Termination after Change-in-Control
Christopher R. Celtruda
Cash Severance (1)	$382,460
Stock Options (2)	$—
Restricted Stock Units (3)	$275,578
Health Care Benefits (4)	$12,684
Tax Cutback	—
Total	$670,722

(1)	This amount reflects payment to the Named Executive Officer that would be equal to the sum of (A) his current base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(2)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(3)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(4)	This amount reflects payments to the Named Executive Officer that would be equal to the cost of the health insurance premiums necessary to allow such Named Executive Officer and his spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year from the date of termination.

Payments and Benefits	Termination after Change-in-Control
Wayne F. Robbins
Cash Severance (1)	$382,679
Stock Options (2)	$—
Restricted Stock Units (3)	$353,157
Health Care Benefits (4)	$12,684
Tax Cutback	$—
Total	$748,520

(1)	This amount reflects payment to the Named Executive Officer that would be equal to the sum of (A) his current base salary and (B) his highest annual incentive compensation in any of the three immediately preceding years. This payment is payable in a lump sum following termination.

(2)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested stock options using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(3)	This amount reflects the incremental value to which the Named Executive Officer would be entitled due to the immediate vesting of all unvested RSUs using the closing stock price of $27.50 on December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008).

(4)	This amount reflects payments to the Named Executive Officer that would be equal to the cost of the health insurance premiums necessary to allow such Named Executive Officer and his spouses and dependents to continue to receive health insurance coverage substantially similar to the coverage they received prior to the date of termination for a period of one year from the date of termination.

DIRECTOR COMPENSATION

The Company uses a combination of cash and stock-based incentive compensation to attract and retain qualified candidates to serve on the Board of Directors. Further, each director is reimbursed for reasonable travel and other expenses incurred in attending meetings. In setting director compensation, the Company considers the significant amount of time that Directors expend in fulfilling their duties to the Company as well as the skill-level required by the Company of members of the Board of Directors. Directors are subject to the “Stock Ownership Guidelines” described above.

Currently, our non-employee directors will receive cash compensation as follows, on an annual basis, unless otherwise noted:

Annual Retainer	$40,000
Chairman Fee (Audit Committee)	$7,500
Chairman Fee (Nominating and Corporate Governance and Compensation Committees)	$5,000
Lead Director	$5,000
Committee Meeting Attendance (all Committees)	$1,200
Telephonic Committee Meetings (all Committees)	$1,000

Directors also are eligible to receive an annual equity incentive grant under our Amended and Restated 1999 Stock Option and Incentive Plan. Currently, the targeted value of such grant is $50,000. As a result, with respect to the most recent grants which were made on March 2, 2009, each non-employee director received a grant of 2,250 RSUs which are convertible into shares of Common Stock on a one-for-one basis and which vest in equal one-third portions over a three-year period. The number of RSUs was determined by dividing $50,000 by the closing price of our Common Stock on the trading day immediately preceding the award date. At his election, each Director, under the MSPP, may elect to defer all or part of such Director’s annual cash retainer for the purchase of RSUs at a 33% discount from the closing price of our Common Stock on the date of the fee payments. Those directors who are our employees do not receive compensation for their services as directors.

The table below summarizes the compensation paid by the Company to non-employee Directors for the fiscal year ended December 31, 2008.

2008 Director Compensation

Name	Fees Earned or Paid in Cash ($) (1)	Stock Awards ($) (2)	Option Awards ($) (3)	All Other Compensation ($) (4)	Total ($)
(a)	(b)	(c)	(d)	(g)	(h)
David A. Bloss	$97,200	$11,116	$—	$—	$108,316
Jerome D. Brady	63,400	50,408	911	1,046	115,765
Dewain K. Cross	65,150	44,908	911	2,666	113,585
David F. Dietz	154,300	55,877	911	1,185	212,273
Douglas M. Hayes	69,500	55,877	911	996	127,284
Thomas E. Naugle	64,500	50,408	911	996	116,815
C. William Zadel	62,300	39,822	—	—	102,122

(1)	The amounts shown in this column reflect the fees paid in 2008 for Board of Directors and committee service and annual retainer fees of $40,000. The amount for Mr. Dietz reflects additional compensation for serving as Chairman of an ad hoc Special Litigation Committee created by the Board for a portion of Fiscal 2008. In addition, pursuant to the terms of the Bloss Retirement Agreement and in consideration for the services provided by Mr. Bloss as non-employee Chairman from March 1, 2008 until February 25, 2009, we paid Mr. Bloss a stipend of $50,000. Our Directors are each eligible to participate in our MSPP, a component plan of our Amended and Restated 1999 Stock Option and Incentive Plan, pursuant to which Directors may make an advance election to receive RSUs in lieu of all or part of such Director’s fees. Such RSUs are issued on the basis of a 33% discount to the closing price of the Company’s stock on the day the fees are paid or otherwise would be paid and generally vest ratably over a three-year period, at which time they are converted into shares of our Common Stock unless the Director previously has elected a longer deferral period. Based on elections made prior to December 31, 2007, for the fiscal year ended December 31, 2008, Mr. Dietz, Mr. Hayes and Mr. Zadel elected to defer all of their fees shown above into RSUs whereas Mr. Cross, Mr. Brady and Mr. Naugle elected to be paid in cash. RSUs were issued as of February 26, 2008 by dividing the Director’s election amount by $32.60 (the “2008 RSU Cost”), which was 67% of $48.66 the closing price of our Common Stock on February 25, 2008, the trading day immediately preceding the award date. The dollar amounts recognized for financial statement reporting purposes in accordance with SFAS 123R in connection with the issuance of such RSUs will be included in column (c)—”Stock Awards” of the Director Compensation Table in future years as such amounts are recognized.

(2)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the fiscal year ended December 31, 2008 in accordance with SFAS 123R of RSU awards under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan and RSUs purchased under the MSPP and thus include amounts attributable to RSUs granted in and prior to 2008. These items account for the primary differences. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009.

(3)	The amounts shown in this column reflect the dollar amounts recognized for financial statement reporting purposes for the year ended December 31, 2008 in accordance with SFAS 123R in connection with stock options granted under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan. The Company ceased granting stock options to employees and directors in 2005, and thus the amounts shown in this column are attributable to stock options granted prior to 2006. For a discussion of the assumptions related to the calculation of the amounts in this column, please refer to Note 11 (Share-Based Compensation) to the Company’s audited consolidated financial statements for the year ended December 31, 2008 included in our Annual Report on Form 10-K filed with the SEC on February 26, 2009. The following Directors have stock option awards outstanding at the end of fiscal year 2008: Mr. Cross (1,500), Mr. Dietz (22,000), Mr. Hayes (16,000) and Mr. Naugle (16,000).

(4)	The amounts shown in this column reflect dividend equivalents paid on RSUs.

COMMITTEE REPORTS

Report of the Compensation Committee of the Board of Directors

on Executive Compensation

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis for the year ended December 31, 2008 with management. Based on such review and discussions, the Compensation Committee recommended to the Board of Directors that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for 2008.

Submitted by the Compensation Committee of the Board of Directors

Jerome D. Brady

Thomas E. Naugle

C. William Zadel

Report of the Audit Committee of the Board of Directors

The Audit Committee has furnished the following report on Audit Committee matters:

The Audit Committee acts pursuant to a written charter which initially was adopted by the Board of Directors of the Company on May 24, 2000. During fiscal 2003 and again during fiscal 2004, minor revisions were made to the Audit Committee Charter to ensure compliance with revised NYSE and SEC requirements and to more clearly delineate the delegation of certain board functions as between the Audit Committee and the Nominating and Corporate Governance Committee. Pursuant to this Charter, the Audit Committee is primarily responsible for overseeing and monitoring the accounting, financial reporting and internal controls practices of the Company and its subsidiaries. Its primary objective is to promote and preserve the integrity of the Company’s financial statements and the independence and performance of the Company’s independent auditors. The Audit Committee also oversees the performance of the Company’s internal audit function and the Company’s compliance with legal and regulatory requirements.

It is important to note, however, that the role of the Audit Committee is one of oversight, and the Audit Committee relies, without independent verification, on the information provided to it and the representations made by management, the internal auditors and the independent auditors. Management retains direct responsibility for the financial reporting process, system of internal controls and system of disclosure controls and procedures.

In furtherance of its role, the Audit Committee has an annual agenda which includes periodic reviews of the Company’s internal controls and of areas of potential exposure for the Company such as environmental and litigation matters. The Audit Committee meets at least quarterly and reviews the Company’s interim financial results and earnings releases prior to their publication. The Audit Committee also reviews the Company’s periodic reports on Forms 10-Q and 10-K prior to their filing.

The Audit Committee’s policy is to pre-approve all audit and non-audit services provided by the independent auditors. These services may include audit services, audit-related services, tax services and other services. Pre-approval generally is provided for up to one year and any pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The Audit Committee has delegated pre-approval authority to its Chairperson when expediting of services is necessary. The independent auditors and management report annually to the Audit Committee regarding the extent of services provided by the independent auditors in accordance with this pre-approval, and the fees for the services performed. All of the audit, audit-related, tax and other services provided by KPMG LLP in fiscal 2006 and related fees were approved in accordance with the Audit Committee’s policy. All of the audit, audit-related, tax and other services provided by Grant Thornton LLP in fiscal 2007 and Fiscal 2008 and related fees were approved in accordance with the Audit Committee’s policy.

The Audit Committee has reviewed and discussed the audited financial statements of the Company for the fiscal year ended December 31, 2008 with management and it has discussed with Grant Thornton LLP, the Company’s independent auditors for the fiscal year ended December 31, 2008, the matters required to be discussed by the Statement on Auditing Standards No. 61 (Communication with Audit Committees) relating to the conduct of the audit. The Audit Committee also has received the written disclosures and the letter from Grant Thornton LLP required by the applicable requirements of the Public Company Accounting Oversight Board regarding Grant Thornton LLP’s communications with the Audit Committee concerning independence, and has discussed with Grant Thornton LLP the independence of that firm. Based upon these materials and discussions, the Audit Committee has recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008.

Submitted by the Audit Committee of the Board of Directors

Dewain K. Cross

Douglas M. Hayes

C. William Zadel

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of our Common Stock as of February 28, 2009, by:

•	all persons known by us to own beneficially 5% or more of our Common Stock;

•	each of our directors;

•	our Chief Executive Officer and the other Named Executive Officers; and

•	all directors and executive officers as a group.

The number of shares beneficially owned by each stockholder is determined under rules issued by the Securities and Exchange Commission and includes voting or investment power with respect to securities. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting power or investment power and includes any shares as to which the individual or entity has the right to acquire beneficial ownership within sixty (60) days after February 28, 2009 through the exercise of any warrant, stock option or other right. The inclusion in this Proxy Statement of such shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner of such shares. As of February 28, 2009, a total of 16,903,244 shares of our Common Stock were outstanding.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of Common Stock except to the extent authority is shared by spouses under applicable law.

	Shares of Common Stock Beneficially Owned
Name of Beneficial Owner (1)	Number (2)	Percent (2)
Gabelli Entities (3)	1,661,073	9.8%
Keeley Asset Management Corp. (4)	1,559,351	9.2%
Barclays Entities (5)	1,233,538	7.3%
David A. Bloss, Sr. (6)	36,529	*
David F. Dietz (7)	41,447	*
Douglas M. Hayes (8)	25,210	*
Thomas E. Naugle (9)	23,974	*
Dewain K. Cross (10)	33,547	*
Paul M. Coppinger (11)	16,948	*
Jerome D. Brady (12)	6,174	*
A. William Higgins (13)	54,940	*
Christopher R. Celtruda(14)	3,274	*
C. William Zadel (15)	759	*
Frederic M. Burditt (16)	3,243	*
Wayne F. Robbins (17)	6,793	*
Kenneth W. Smith (18)	20,069	*
All executive officers and directors as a group (sixteen persons) (19)	254,637	1.5%

*	Less than 1%.

(1)	The address of each stockholder in the table is c/o CIRCOR International, Inc., 25 Corporate Drive, Suite 130, Burlington, MA 01803, except that the address of the Gabelli Entities (as defined in Footnote 3) is One Corporate Center, Rye, NY 10580; the address of both Keeley Asset Management Corp. and Keeley Small Cap Value Fund is 401 South LaSalle Street, Chicago, IL 60605; the address of Barclays Global Investors, NA. and Barclays Global Fund Advisors is 400 Howard Street, San Francisco, CA 94105; and the address of Barclays Global Investors, Ltd is Murray House, 1 Royal Mint Court, London, EC3N 4HH.

(2)	The number of shares of Common Stock outstanding used in calculating the percentage for each listed person and the directors and executive officers as a group includes the number of shares of Common Stock underlying stock options, warrants and convertible securities held by such person or group that are exercisable or convertible within 60 days from February 28, 2009, the date of the above table, but excludes shares of Common Stock underlying stock options, warrants or convertible securities held by any other person.

(3)

The information is based on an amended Schedule 13D filed with the Securities and Exchange Commission on March 5, 2009 on behalf of Mario J. Gabelli and various entities which Mr. Gabelli directly or indirectly controls or for which he acts as chief investment officer including, but not limited to, Gabelli Funds, LLC, GAMCO Asset Management Inc., Tenton Advisors, Inc. and Gabelli Securities, Inc. (collectively, the “Gabelli Entities”). Mr. Gabelli is deemed to have beneficial ownership of the securities owned beneficially by each of the Gabelli Entities. According to the amended Schedule 13D, the Gabelli Entities engage in various aspects of the securities business, primarily as investment advisor to various institutional and individual clients, including registered investment companies and pension plans, and as general partner of various private investment partnerships. Certain of the Gabelli Entities may also make investments for their own accounts. According to the amended Schedule 13D, Gabelli Funds, LLC, GAMCO Asset Management Inc., Tenton Advisors,

Inc. and Gabelli Securities, Inc. held 756,800, 895,273, 7,000 and 2,000 shares, respectively. Subject to certain limitations, each of the Gabelli Entities has sole investment and/or voting power in the shares except that GAMCO Asset Management Inc. does not have the authority to vote 29,600 of the reported shares.

(4)	The information is based on an amended Schedule 13G filed with the Securities and Exchange Commission on February 13, 2009 on behalf of Keeley Asset Management Corp. and Keeley Small Cap Value Fund, a series of Keeley Funds, Inc. According to the filing, Keeley Asset Management Corp. beneficially owns 1,559,351 shares, or which it shares beneficial ownership over 1,137,500 with Keeley Small Cap Value Fund. Of the shares beneficially owned, Keeley Asset Management Corp. has sole dispositive power over all such shares and sole voting power over 1,519,591 of such shares and Keeley Small Cap Value Fund has sole dispositive or voting power over no such shares. Neither entity has shared dispositive or voting power over any of the shares beneficially owned.

(5)	The information is based on a Schedule 13G filed with the SEC on February 5, 2009 on behalf of Barclays Global Investors, NA., Barclays Global Fund Advisors and Barclays Global Investors, Ltd (collectively, the “Barclays Entities”). According to the Schedule 13G, of the 518,570 shares beneficially owned by Barclays Global Investors, NA., it has sole voting power over 446,117 shares, sole dispositive power over all of such shares and shared voting or dispositive power over none of such shares. According to the Schedule 13G, of the 704,206 shares beneficially owned by Barclays Global Fund Advisors, it has sole voting power over 511,868 shares, sole dispositive power over all of such shares and shared voting or dispositive power over none of such shares. According to the Schedule 13G, of the 10,762 shares held by Barclays Global Investors, Ltd, it has sole or shared voting power over none of such shares, sole dispositive power over all of such shares and shared dispositive power over none of such shares.

(6)	Includes 1,028 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested. In connection with Mr. Bloss’ retirement from our Board in February 2009, the vesting on these RSUs was immediately accelerated.

(7)	Includes 22,000 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(8)	Includes 16,000 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(9)	Includes 16,000 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(10)	Includes 1,500 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested. Of the shares that Mr. Cross holds outright, 9,557 of these shares are held in a margin account with a brokerage firm the terms of which require that all shares held in such account serve as collateral for any margin loans made with respect to such account.

(11)	Includes 560 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009.

(12)	Includes 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(13)	Includes 22,240 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 1,646 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(14)	Does not include any shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 or any shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(15)	Includes 342 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(16)	Includes 3,243 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(17)	Includes 1,755 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(18)	Because Mr. Smith retired in March 2008, the share numbers are based on the Company’s most recent information. The share numbers do not include any shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 or any shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

(19)	Includes 85,840 shares of Common Stock issuable upon the exercise of outstanding stock options that will be exercisable within 60 days of February 28, 2009 and 8,696 shares of Common Stock issuable within 60 days of February 28, 2009 on account of RSUs that will have vested.

EQUITY COMPENSATION PLAN INFORMATION

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a) (c)
Equity compensation plans approved by security holders	501,662	(1)	$27.69	941,704
Equity compensation plans not approved by security holders	N/A		N/A	N/A
Total	501,662	(1)	$27.69	941,704

(1)	Represents 151,660 stock options, and 350,002 restricted stock units under the Company’s Amended and Restated 1999 Stock Option and Incentive Plan.

PROPOSAL 2

RATIFICATION OF AUDITORS

The Audit Committee of the Board of Directors has appointed the firm of Grant Thornton LLP as the Company’s independent auditors for fiscal 2009. Grant Thornton LLP, which has no direct or indirect interest in the Company or any affiliate of the Company. Although action by the stockholders in this matter is not required, the Board believes that it is appropriate to seek stockholder ratification of this appointment in light of the critical role played by independent auditors in maintaining the integrity of the Company’s financial controls and reporting. The Board of Directors therefore recommends to the stockholders that they ratify the appointment of Grant Thornton LLP as independent auditors of the Company for fiscal 2009. Should the stockholders not ratify the selection of Grant Thornton LLP, the Audit Committee will consider the vote and the reasons therefore in future decisions on the selection of independent auditors.

Auditor Presence at Annual Meeting / Selection of Auditor for Fiscal 2008

A representative of Grant Thornton LLP (our independent auditor for the current year) is expected to be present at the Annual Meeting and will be given the opportunity to make a statement, if he or she so desires, and to respond to appropriate questions.

Changes in Certifying Accountant

On February 26, 2007, the Audit Committee selected Grant Thornton LLP to serve as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2007 and dismissed KPMG LLP, which had audited the Company’s books and records from its inception in 1999 through completion of the audit for Fiscal 2006, as its independent registered public accounting firm effective as of such date. Prior to its dismissal, KPMG LLP completed its audit of the Company’s financial statements for the year ended December 31, 2006. The decision to engage Grant Thornton LLP as the Company’s independent registered public accounting firm was the result of a competitive selection process involving several firms.

Regarding the Former Independent Auditor

KPMG LLP’s report on the Company’s financial statements for the fiscal year ended December 31, 2006 did not contain an adverse opinion or disclaimer of opinion, and was not qualified or modified as to uncertainty, audit scope, or accounting principles, except as follows: KPMG LLP’s report on the consolidated financial statements of Circor International, Inc. as of and for the year ended December 31, 2006, contained a separate paragraph stating: “As discussed in note 2 to the consolidated financial statements, the Company adopted Statement of Financial Accounting Standards No. 123(R), “Share—Based Payment” on January 1, 2006. As discussed in note 13 to the consolidated financial statements, during the fourth quarter of 2006, the Company adopted Statement of Financial Accounting Standards No. 158, ‘Employers’ Accounting for Defined Benefit Pension and Other Postretirement Plans.’” KPMG LLP’s reports on management’s assessment of effectiveness of internal control over financial reporting and the effectiveness of internal control over financial reporting as of December 31, 2006 did not contain any adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope, or accounting principles except as follows: “CIRCOR International, Inc. acquired Hale Hamilton Valves Limited (‘Hale Hamilton’) and Sagebrush Pipeline Equipment Co. (‘Sagebrush’) during 2006, and management excluded from its assessment of the effectiveness of the Company’s internal control over financial reporting as of December 31, 2006, Hale Hamilton’s and Sagebrush’s internal control over financial reporting associated with aggregate total assets of $104,737,876 and aggregate total revenues of $75,888,877 included in the consolidated financial statements of CIRCOR International, Inc. as of and for the year ended December 31, 2006. KPMG’s audit of internal control over financial reporting of CIRCOR International, Inc. also excluded an evaluation of the internal control over financial reporting of Hale Hamilton and Sagebrush.” During the fiscal year ended December 31, 2006 and through February 26, 2007, there were no disagreements with KPMG LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements if not resolved to the satisfaction of KPMG LLP would have caused KPMG LLP to make reference thereto in its reports on the Company’s financial statements for such periods. During the fiscal year ended December 31, 2006 and through February 26, 2007, there were no “reportable events” with respect to the Company as such term is defined in Item 304(a)(1)(v) of Regulation S-K. On February 26, 2007, the Company requested that KPMG LLP furnish it with a letter addressed to the SEC stating whether or not it agrees with the above statements as of February 26, 2007. A copy of such letter, dated February 27, 2007, was filed as an exhibit to a Form 8-K filed by the Company on March 2, 2007.

Regarding the Newly-Engaged Independent Auditor

During the Company’s fiscal year ended December 31, 2006, and through February 26, 2007, the Company did not consult with Grant Thornton LLP regarding either: (1) the application of accounting principles to a specified transaction, either completed or proposed; or the type of audit opinion that might be rendered on the Company’s financial statements, and neither a written report nor oral advice was provided to the Company that Grant Thornton LLP concluded was an important factor considered by the Company in reaching a decision as to the accounting, auditing or financial reporting issue; or (2) any matter that was either the subject of a disagreement or reportable event as defined in Item 304(a)(1)(iv) and (v) of SEC Regulation S-K.

Fees Paid to Auditors, Independence

Audit Fees

Fiscal 2008

The Company will pay an aggregate of $1,592,000 for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for Fiscal 2008, for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year, and for conducting of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

Fiscal 2007

The Company has paid or accrued an aggregate of $1,624,000 for professional services rendered by Grant Thornton LLP for the audit of the Company’s annual financial statements for fiscal 2007, for review of the financial statements included in the Company’s quarterly reports of Form 10-Q for that year, and for conducting of the independent auditor’s obligations relative to attestation of internal controls under Section 404 of the Sarbanes-Oxley Act of 2002.

The Company did not pay KPMG LLP for audit services in fiscal 2007.

Audit Related Fees

Fiscal 2008

The Company has paid or accrued an aggregate of $10,500 for audit related services performed by Grant Thornton LLP during Fiscal 2008. Such audit related services consisted of statutory audit services for the Company’s UK subsidiaries.

Fiscal 2007

The Company has paid or accrued an aggregate of $36,000 for audit related services performed by Grant Thornton LLP during fiscal 2007. Such audit related services consisted of the performance of due diligence in connection with merger and acquisition activity.

The Company did not pay KPMG LLP for audit related services in fiscal 2007.

Tax Fees

Fiscal 2008 and Fiscal 2007

The Company did not pay Grant Thornton LLP or KPMG LLP to perform tax services during Fiscal 2008 fiscal 2007 or fiscal 2007.

All Other Fees

Fiscal 2008 and Fiscal 2007

The Company did not engage Grant Thornton LLP or KPMG LLP to perform any other services during Fiscal 2008 or fiscal 2007.

Independence

The Audit Committee has considered whether the provision of non-audit services by Grant Thornton LLP is compatible with maintaining Grant Thornton LLP’s independence and has determined that these services had no adverse effect on such independence.

Vote Required for Approval

A quorum being present, the affirmative vote of a majority of the votes cast is necessary to ratify the selection of Grant Thornton LLP as the independent auditors of the Company for fiscal 2009.

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS A VOTE FOR THE RATIFICATION OF THE SELECTION OF GRANT THORNTON LLP AS THE INDEPENDENT AUDITORS OF THE COMPANY FOR FISCAL 2009.

MARKET VALUE

On December 31, 2008 (the last trading day of the fiscal year ended December 31, 2008), the closing price of a share of the Company’s Common Stock on the New York Stock Exchange was $27.50.

EXPENSES OF SOLICITATION

The Company will pay the entire expense of soliciting proxies for the Annual Meeting. In addition to solicitations by mail, certain directors, officers and regular employees of the Company (who will receive no compensation for their services other than their regular compensation) may solicit proxies by mail, telephone, email or personal interview. Banks, brokerage houses, custodians, nominees and other fiduciaries have been requested to forward proxy materials to the beneficial owners of shares held of record by them and such custodians will be reimbursed for their expenses.

SUBMISSION OF STOCKHOLDER PROPOSALS FOR

ANNUAL MEETING IN 2010

Stockholder proposals intended to be presented at the annual meeting of stockholders to be held in 2010 must be received by the Company on or before November 25, 2009 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for that meeting. These proposals must also comply with the rules of the SEC governing the form and content of proposals in order to be included in the Company’s proxy statement and form of proxy.

In addition, a stockholder who wishes to present a proposal at the annual meeting of stockholders to be held in 2010 must deliver the proposal to the Company so that it is received on or after December 30, 2009 and not later than January 29, 2010 in order to be considered at that annual meeting. The Company’s By-laws provide that any stockholder of record wishing to have a stockholder proposal considered at an annual meeting must provide written notice of such proposal and appropriate supporting documentation, as set forth in the By-laws, to the Company at its principal executive office not less than 90 days nor more than 120 days prior to the first anniversary of the date of the preceding year’s annual meeting. In the event, however, that the annual meeting is scheduled to be held more than 30 days before such anniversary date or more than 60 days after such anniversary date, notice must be so delivered not earlier than the close of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day after the date of public disclosure of the date of such meeting is first made. Proxies solicited by the Board of Directors will confer discretionary voting authority with respect to these proposals, subject to SEC rules governing the exercise of this authority.

Any stockholder proposals should be mailed to: Secretary, CIRCOR International, Inc., 25 Corporate Drive, Suite 130, Burlington, MA 01803.

COMPLIANCE WITH SECTION 16(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company’s officers and directors, and persons who own more than 10% of the Company’s outstanding shares of Common Stock (collectively, “Section 16 Persons”), to file initial reports of ownership and reports of changes in ownership with the Securities and Exchange Commission and the NYSE. Section 16 Persons are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

Based solely on its review of the copies of such forms received by it, or written representations from certain Section 16 Persons that no Section 16(a) reports were required for such persons, the Company believes that during Fiscal 2008, the Section 16 Persons complied with all Section 16(a) filing requirements applicable to them.

OTHER MATTERS

The Board of Directors does not know of any matters other than those described in this Proxy Statement that will be presented for action at the Annual Meeting. If other matters are duly presented, proxies will be voted in accordance with the best judgment of the proxy holders.

WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON, YOU ARE REQUESTED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENCLOSED ENVELOPE, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

Annual Meeting of CIRCOR International, Inc.

Wednesday, April 29, 2009

11:30 a.m.

at

Circor Instrumentation Technologies, Inc.

405 Centura Court

Spartanburg, South Carolina 29305

864-574-7966

From Area Airports:

•

Charlotte/Douglas International – CLT (71 Miles) Head East on Airport Loop/Josh Birmingham Parkway continue to follow Josh Birmingham Parkway. Turn left at NC-1191/Old Dowd Road. Turn right at Little Rock Road/NC-1205; continue to follow Little Rock Road. Turn left at Little Rock Road/NC-1641. Turn left to merge onto I-85 South entering South Carolina. Take exit 77 for I-85 toward Spartanburg. Merge onto Route 85 S. Take Exit 1 toward N Blackstock Road. Slight left at College Drive/Zimmerman Road. Turn right at N Blackstock Road/Wingo. Turn right at John Martin Road, right onto Centura Court.

•

Greenville Spartanburg Airport – GSP (15 Miles) Head Southwest on Airport Road/GSP Drive toward Stevens Road. Turn left at Stevens Road; Turn right at Brockman McClimon Road. Slight left to stay on Brockman McClimon Road. Take the ramp onto I-85 N, slight right at Route 85 N (signs for Spartanburg/I-85). Take exit 1 toward N Blackstock Road, slight left at Cedar Crest Road/Falling Creek Road. Turn left at N Blackstock Road/Wingo. Turn right at John Martin Road, right onto Centura Court.

☐	¢

CIRCOR INTERNATIONAL, INC.

25 Corporate Drive, Suite 130, Burlington, MA 01803

Proxy for Common Stock

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned hereby appoints Frederic M. Burditt and Alan J. Glass as proxies, each of them acting solely, with power of substitution and with all powers the undersigned would possess if personally present, to represent and vote, as designated on the reverse side, all the shares of Common Stock of CIRCOR International, Inc. which the undersigned is entitled to vote at the Annual Meeting of Stockholders of CIRCOR International, Inc. to be held at the offices of the Company’s subsidiary, Circor Instrumentation Technologies, Inc., 405 Centura Court, Spartanburg, South Carolina 29305, Wednesday, April 29, 2009 at 11:30 a.m. Eastern Daylight Savings Time, and at any adjournment(s) or postponement(s) thereof, upon the matters set forth on the reverse side hereof and described in the Notice of Annual Meeting of Stockholders and accompanying Proxy Statement.

(Continued and to be signed on the reverse side)

¢	14475	¢

ANNUAL MEETING OF STOCKHOLDERS OF

CIRCOR INTERNATIONAL, INC.

Wednesday, April 29, 2009

NOTICE OF INTERNET AVAILABILITY OF PROXY MATERIAL:

The Notice of Meeting, proxy statement and proxy card

are available at http://www.amstock.com/ProxyServices/ViewMaterial.asp?CoNumber=12660

Please sign, date and mail

your proxy card in the

envelope provided as soon

as possible.

i Please detach along perforated line and mail in the envelope provided. i

¢ 20330000000000001000 8	042909

PLEASE SIGN, DATE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE. PLEASE MARK YOUR VOTE IN BLUE OR BLACK INK AS

SHOWN HERE ☒

1. To elect three Class I Directors, each to hold office for a 3-year term until the Annual Meeting of Stockholders in 2012 and until such director’s successor is duly elected and qualified.				FOR	AGAINST	ABSTAIN
☐ FOR ALL NOMINEES ☐ WITHHOLD AUTHORITY FOR ALL NOMINEES ☐ FOR ALL EXCEPT (See instructions below)	NOMINEES: O David F. Dietz O Douglas M. Hayes O Thomas E. Naugle		2. To ratify the selection of Grant Thornton LLP as the Company’s independent auditors for the fiscal year ending December 31, 2009.	☐	☐	☐

The undersigned hereby revokes any proxy previously given in connection with such meeting and acknowledges receipt of the Notice of Annual Meeting and Proxy Statement for the aforesaid meeting and the 2008 Annual Report to Stockholders.

This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no instruction is indicated with respect to items 1 and 2, the undersigned’s votes will be cast in favor of items 1 and 2.

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark “FOR ALL EXCEPT” and fill in the circle next to each nominee you wish to withhold, as shown here: ●

Please check here if you plan to attend the meeting. ☐
To change the address on your account, please check the box at right and indicate your new address in the address space above. Please note that changes to the registered name(s) on the account may not be submitted via this method.		☐

Signature of Stockholder	Date :	Signature of Stockholder	Date:

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Note:   Please sign exactly as your name or names appear on this Proxy. When shares are held jointly, each holder should sign. When signing as executor, administrator, attorney, trustee or guardian, please give full title as such. If the signer is a corporation, please sign full corporate name by duly authorized officer, giving full title as such. If signer is a partnership, please sign in partnership name by authorized person.

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